ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of 11:59 p.m., Atlanta, Georgia time, April 30, 2014 (the “Effective Date”) by and among ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Buyer”), and CORRECTMED, LLC, a Delaware limited liability company, CORRECTMED LOCUST GROVE, LLC, a Georgia limited liability company and CORRECTMED SCOTT, LLC, a Georgia limited liability company (collectively, “Sellers”), TRIAGE HOLDING, INC., a Georgia corporation (“Triage”) and CARLO A. MUSSO, M.D. (“Owner”). Triage, Owner and each of the Sellers are referred to herein, collectively, as the “Seller Parties.”

A.    CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC each operate an urgent care and occupational medicine business (collectively, the “Business”) from leased premises located at 4861 Bill Gardner Parkway, Locust Grove, Georgia, 30248 (the “Locust Grove Center”) and 1418 Scott Boulevard, Decatur, Georgia, 30030 (the “Scott Center” and together with the Locust Grove Center, the “Centers”);

B.    CorrectMed, LLC employs and leases certain individuals to perform professional and nonprofessional services at the Centers.

C.    Sellers desire to sell and assign to Buyer, and Buyer desires to purchase and assume from Sellers, certain assets and liabilities used in the operation of the Business, on the terms and subject to the conditions described in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises made herein, and in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

Article 1
SALE AND PURCHASE

1.1    Purchased Assets. Subject to the terms and conditions of this Agreement, Seller Parties shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller Parties, all of Seller Parties’ right, title and interest in and to the following assets (collectively, the “Purchased Assets”):

(a)All tangible and intangible property used or held for use in the operation of the Business, whether or not such property is located at the Centers, including all furniture, fixtures, instruments, inventory, office supplies, medical supplies, signage, leasehold improvements, general equipment, medical equipment, computer hardware, computer software, telecommunications equipment, telephone and fax numbers, post office boxes, advertising and marketing materials, business plans and other items of tangible and intangible personal property owned by Sellers or, to the extent assignable, leased or licensed by Sellers, together with any express or implied warranty by the manufacturer, sellers or lessor of any item or component part thereof, to the extent such warranties may be assigned without consent or any requisite consent is obtained, and all maintenance records and other documents related thereto (which property shall include, by way of illustration and without limitation all property described in Schedule 1.1(a));
(b)All cash and cash equivalents;
(c)All accounts receivable attributable to goods sold (including Pharmaceutical Inventory (as defined in Section 1.1(e)) or services rendered in the operation of the Business prior to the Closing Date (the “Accounts Receivable”), whether proceeds from the Accounts Receivable are to be deposited, transferred or paid to a lockbox, deposit account, or any other account under the control of any Seller Party or their Affiliates (as defined in Section 2.15(a);
(d)All books and records, including all information relating to the medical history, examination, diagnosis or treatment of any patient treated in the operation of the Business (the “Patient Records”), of Seller Parties created or maintained in connection with the Business whether stored in hard copy, electronic or any other medium; provided that the Patient Records shall be transferred and assigned in accordance with the provisions set forth in Section 4.3;
(e)All prescription drugs, devices and other items of inventory the ownership of which is reserved to licensed individuals or entities (the “Pharmaceutical Inventory”), which shall be transferred in accordance with the provisions set forth in Section 4.3;
(f)To the extent assignable, all permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority issued to or held by Sellers and pertaining to the Purchased Assets, the Centers or the Business including those listed on Schedule 1.1(f) (the “Permits”);
(g)To the extent assignable, all contracts, leases, licenses, purchase orders, commitments, or other binding arrangements of any of the Seller Parties relating to the Business, whether written or oral, and all rights therein and thereunder (the “Contracts”), that are designated by Buyer prior to Closing on Schedule 1.1(g) (the “Assumed Contracts”);
(h)All intellectual property, web pages, URLs, blogs, social media pages and accounts, email addresses, domain names, websites and content contained therein that does not make use of any part of the Licensed Property and as listed on Schedule 1.1(h);

(i)All advance payments, prepayments, prepaid expenses, and deposits made by Sellers relating to the Purchased Assets, the Centers or the Business; and
(j)All goodwill associated with the Business, the Centers and the Purchased Assets.
1.2    Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following assets, properties, contracts, agreements, rights and interests of Seller Parties (collectively, the “Excluded Assets”) are excluded from the Purchased Assets and shall remain the property of Seller Parties after Closing:
(a)    All employee benefit plans of Seller Parties and all assets attributable thereto;
(b)    Seller Parties’ corporate seals, organizational documents, minute books, stock books, tax returns, and all other books of account or other records having to do with the corporate organization of Seller Parties;
(c)    Seller Parties’ tax identification numbers and provider numbers;
(d)    All Contracts related to the Business to which any Seller Party is a party and which are not among the Assumed Contracts;
(e)    All amounts owed to the Seller Parties from DICOM Solutions, Inc. or any of its Affiliates relating to the installation of X-Ray equipment; and
(f)    All rights that accrue or will accrue to Seller Parties under this Agreement and any other agreement, instrument or certificate executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”).
1.3    Assumed Liabilities. Buyer shall assume, pay, fulfill, perform or otherwise discharge when due and in accordance with the applicable terms, the following debts, liabilities, obligations, expenses, taxes, contracts or commitments of Seller Parties whether the same are known or unknown, choate or inchoate, disclosed or undisclosed, matured or unmatured, accrued, absolute or contingent (“Liabilities”) relating to the Business or the Purchased Assets (collectively, the “Assumed Liabilities”):
(a)    All Liabilities relating to or arising from any of the Assumed Contracts, but only to the extent such Liabilities do not relate to or arise from (i) a breach or failure to perform when due any of the terms of the Assumed Contracts prior to the Closing Date or (ii) any action, omission or occurrence taking place prior to the Closing Date;
(b)    The trade accounts payable existing and not overdue as of the Closing Date, incurred by Sellers in the ordinary course of operating the Business, consistent with past practice and which are set forth on Schedule 1.3(b) (the “Accounts Payable”);
(c)    All Liabilities personally guaranteed by Owner, which Liabilities are set forth on Schedule 1.3(c) (the “Guaranteed Liabilities”); and

(d)    All Liabilities for accrued but unused sick, personal and vacation days of Sellers’ employees named on the Retained Worker List (as defined in Section 4.2(a)) as of the Closing Date, which Liabilities are set forth on Schedule 1.3(d) (the “PTO Accrual”).
1.4    Retained Liabilities. Buyer shall not assume, and Seller Parties shall pay, perform and discharge when due, any and all Liabilities of any Seller Party (including any Liability arising under this Agreement) other than the Assumed Liabilities (collectively, the “Retained Liabilities”). If any of the Retained Liabilities is not timely paid, or if Buyer determines that Seller Parties’ failure to pay any such Retained Liability will impair or impede Buyer’s conduct of the Business or otherwise adversely affect Buyer or the Business, then Buyer or any of its Affiliates may elect, at any time on or after the Closing Date, to make such payments directly to the party to whom payment is due. Upon making such payment and in addition to any other rights or remedies Buyer may have in this Agreement at law or in equity, Buyer may seek direct reimbursement from any Seller Party for the full amount of such payment. Without limiting the generality of the foregoing, the following Liabilities of Seller Parties (to the extent not among the Assumed Liabilities) shall constitute Retained Liabilities:
(a)    Liabilities of any type whatsoever (whether in tort, contract or otherwise) relating to or arising from actions, omissions or occurrences taking place prior to the Closing Date (except for the Accounts Payable), including with respect to the provision of (or failure to provide) professional medical or health care services;
(b)    Liabilities existing as of the Closing Date under any Contract (including any Assumed Contract), whether or not such Contract has been disclosed to Buyer and whether such Liability relates to any breach or failure to perform when due any term of such Contract;
(c)    Liabilities for indebtedness of any of the Seller Parties, including (i) indebtedness for borrowed money, whether or not evidenced in writing and whether secured, or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to purchased property, (iii) capital lease obligations, (iv) guarantees of any such indebtedness referred to in clauses (i)-(iii) of any other individual or entity;
(d)    Liabilities relating to any trade accounts payable of Seller Parties other than the Accounts Payable;
(e)    Liabilities relating to or arising from the Excluded Assets;
(f)    Liabilities for federal, state or local income, excise, sales, use, property, franchise or other taxes, including all Liabilities for the payment of any taxes imposed by law on any Seller Party arising at any time from or by reason of the transactions set forth in this Agreement and the other Transaction Documents (collectively, the “Transactions”);
(g)    Liabilities for all compensation and employee benefits to any Service Provider (as defined in Section 2.15(a)) including unpaid payroll expenses, bonuses, sick, personal or vacation time, earned or accrued prior to Closing Date other than the PTO Accrual;

(h)    Liabilities arising from any Seller Party’s failure to provide timely notice or to obtain any third-party consent required prior to or in connection with the execution and delivery of any Transaction Document or the consummation of any of the Transactions;
(i)    Liabilities resulting from any violation (or alleged violation) by any Seller Party of any law, statute, code, ordinance, regulation or rule, including any of the Health Care Laws (as defined in Section 2.9), of any court or other governmental authority of competent jurisdiction and authority, at any time that relate to or arise from the Purchased Assets, the Centers or the operation of the Business prior to the Closing Date; and
(j)    Liabilities, damages, obligations, overpayments, false claims, penalties, fines, assessments, repayments, recoupments, offsets, recoveries, adjustments or similar liabilities of Sellers due or that may become due to any federal or state governmental agency, commercial insurer, employer, patient or any other third party that relate to or arise from the provision of, billing for, or failure to provide professional medical or health care services prior to the Closing Date.
1.5    Purchase Price. The aggregate consideration for the sale, assignment, transfer and delivery of the Purchased Assets, subject to the prorations and adjustments described herein, is $2,680,000 (as adjusted, the “Purchase Price”). The Purchase Price shall be paid as follows:
(a)    At Closing, Buyer shall pay to Sellers by wire transfer of immediately available funds an amount calculated as follows (the “Cash Purchase Price”): (i) the Purchase Price, minus (ii) the PTO Accrual, minus (iii) the initial principal balance of the Note (as defined in Section 1.5(b)). The amounts to be paid, and the accounts to which payment is to be made pursuant to this Section 1.5(a) shall be as set forth in Schedule 1.5(a).
(b)    The amount of $500,000, as may be adjusted pursuant to Sections 1.6 and 6.9 after Closing, shall be paid at Closing by delivery of a promissory note executed by Buyer in favor of Sellers in substantially the form attached as Exhibit A (the “Note”). Simple interest shall accrue on the outstanding principal balance of the Note at the rate of five percent (5%) per annum. The outstanding balance of principal and interest shall be paid, in full, on the one-year anniversary of the Closing Date.
1.6    Purchase Price Adjustment. The Purchase Price shall be adjusted in accordance with the provisions set forth in this Section 1.6.
(a)    The following terms shall have the meanings ascribed thereto for purpose of this Agreement:
(i)    “Buyer’s Variance” means the absolute value of the difference between the Resolution Accountants' determination of the Disputed Amounts and the Buyer’s determination of the Disputed Amounts as set forth in the Post-Closing Statement.
(ii)    “Closing Working Capital” means the Current Assets minus Current Liabilities, determined as of the Closing Date.

(iii)    “Current Assets” means the cash and cash equivalents plus the portion of the Accounts Receivable that are aged not more than 60 days, each determined as of the Closing Date in accordance with GAAP, applied in a manner consistent with that used to prepare the 2013 Year-End Financial Statements (as defined in Section 2.11).
(iv)    “Current Liabilities” means the Accounts Payable and the current portion of any long-term debt included among the Assumed Liabilities, determined in accordance with GAAP, applied in a manner consistent with that used to prepare the 2013 Year-End Financial Statements.
(v)    “GAAP” means United States generally accepted accounting principles in effect from time to time.
(vi)    “Seller Parties’ Variance” means the absolute value of the difference between the Resolution Accountants' determination of the Disputed Amounts and the Seller Parties' determination of the Disputed Amounts as set forth in the Objection Statement.
(vii)    “Target Working Capital” means $168,941, which represents the Current Assets minus the Current Liabilities, each calculated using the balances set forth in the 2013 Year-End Financial Statements.
(viii)    “Working Capital Adjustment” means the conclusive and binding post-closing adjustment to the Purchase Price, determined in accordance with the terms of this Section 1.6, and calculated as the difference between the Target Working Capital and the Closing Working Capital.
(b)    Within 60 days after the Closing Date, Buyer shall prepare and deliver to Seller Parties a statement (the “Post-Closing Statement”) setting forth Buyer’s calculation of the Closing Working Capital (the “Post-Closing Calculation”) and an unaudited balance sheet for the Business as of the Closing Date (without giving effect to the Transactions), each prepared in accordance with GAAP, applied in a manner consistent with that used to prepare the 2013 Year-End Financial Statements.

(c)    For 30 days after Buyer’s delivery of the Post-Closing Statement (the “Review Period”), Buyer shall provide Seller Parties and their respective accounting representatives reasonable access to the pre-Closing books and records of the Business to confirm or object in good faith to the Post-Closing Calculation, provided that Seller Parties’ shall provide Buyer adequate advanced written notice to avoid any disruption or interference with Buyer’s operation of the Business. Seller Parties may object to the Post-Closing Calculation by delivering a written statement (the “Objection Statement”) to Buyer setting forth Seller Parties’ objections in reasonable detail, indicating for each disputed item, the amount and the basis for Seller Parties’ disagreement with such item. If Seller Parties fails to deliver the Objection Statement before the expiration of the Review Period, the Post-Closing Calculation shall be the Working Capital Adjustment. If Seller Parties deliver the Objection Statement before the expiration of the Review Period, Buyer and Seller Parties shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Objection Statement (the “Resolution Period”). If such objections are so resolved within the Resolution Period, the Post-Closing Calculation with such modifications as may be agreed in writing by Buyer and Seller Parties, shall be the Working Capital Adjustment.
(d)    If Seller Parties and Buyer fail to reach an agreement with respect to all matters set forth in the Objection Statement before the expiration of the Resolution Period, then any amounts remaining in dispute (the “Disputed Amounts”) shall be submitted for resolution to the office of an impartial nationally recognized firm of independent certified public accountants mutually agreeable to the parties (the “Resolution Accountants”). The Resolution Accountants, acting as experts and not arbitrators, shall resolve only the matters relating to the Disputed Amounts and shall make adjustments to the Post-Closing Calculation as they deem necessary to calculate the Closing Working Capital. Buyer and Seller Parties hereby waive any conflicts of interest arising from the engagement of the Resolution Accounts. All adjustments shall be made by the Resolution Accountants without regard to materiality. The Resolution Accountants shall resolve the Disputed Amounts as soon as practicable, but in any event within 30 days after engagement by Buyer and Seller Parties. Upon resolution by the Resolution Accountants, the resolved Disputed Amounts together with all other amounts and items previously agreed upon in the Post-Closing Calculation shall comprise the Working Capital Adjustment.
(e)    Upon final determination of the Working Capital Adjustment, the then-existing principal balance of the Note shall be adjusted by an amount equal to the Working Capital Adjustment. If the Working Capital Adjustment is a positive number, the then-existing principal balance of the Note shall be increased by an amount equal to the Working Capital Adjustment. If the Working Capital Adjustment is a negative number, the then-existing principal balance of the Note shall be decreased by an amount equal to the Working Capital Adjustment. The adjustment to the Note shall be effective for all purposes as of (i) the date the Post-Closing Statement is delivered if no Objection Statement is timely delivered by Seller Parties, and (ii) the date all disputes concerning the Post-Closing Calculation are finally resolved (whether or not by the Independent Accountant) if an Objection Statement is timely delivered. Any Note adjustment made pursuant to this Section 1.6 shall be treated as an adjustment to the Purchase Price by Buyer and Seller Parties for federal and state income tax purposes.

1.7    Prorations. At Closing, Buyer and Seller Parties shall prorate, as of the Closing Date, all taxes, real estate and personal property lease payments and all other expenses (regardless when due) relating to or arising from the operation or ownership of the Business, the Centers, and the Purchased Assets prior to the Closing Date and not satisfied by Sellers on or prior to the Closing Date. Unless the actual amount to be prorated is immediately available, such expenses shall be apportioned between Sellers and Buyer based on the number of days of the applicable tax or billing period up to the Closing Date and the number of days of such period after the Closing Date. Notwithstanding the foregoing, the Retained Liabilities shall be the exclusive obligation and liability of Seller.
1.8    Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets for all purposes in the manner set forth in Schedule 1.8. Buyer shall prepare and furnish an initial proposal of the purchase price allocation at least ten days prior to Closing. Thereafter, Buyer and Seller Parties shall cooperate in good faith to resolve any disputes concerning the purchase price allocation prior to Closing. Upon the agreement of the parties, Buyer and Seller Parties shall make all appropriate tax and other filings, including but not limited to IRS Form 8594, on a basis consistent with such allocation. No party shall take any position (whether in audits, tax returns or otherwise) inconsistent with such allocation unless required to do so by applicable law.
1.9    Closing. The purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (“Closing”) shall occur at a mutually agreed upon date and time, at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 420 20th Street North, Birmingham, AL 35203 (whether in person, through the delivery on or prior to Closing of originally executed documents or scanned copies of originally executed documents to the satisfaction of both parties); provided that all conditions precedent and other matters required to be completed as of Closing, including those identified in Article 5, have been or will be completed on such date. Closing shall be deemed to occur and shall be effective as of 12:01 a.m., Dallas, Texas time on the date the Closing occurs (the “Closing Date”). All events occurring at Closing shall be deemed to occur simultaneously.
1.10    Seller Parties’ Closing Deliveries. At Closing, Seller Parties shall deliver, or cause to be delivered, to Buyer:
(a)    A Bill of Sale in substantially the form of Exhibit B, duly executed by each of the Seller Parties;
(b)    A counterpart to a Consulting Agreement, duly executed by Owner in substantially the form attached as Exhibit C (the “Consulting Agreement”);
(c)    A counterpart to a License Agreement, duly executed by each Seller Party that owns any interest in any trademarks, trade names, business names, service marks, mascots, emblems, logos, letterheads, trade secrets or copyrights relating to or used in connection with the Business (the “Licensed Property”) in substantially the form attached as Exhibit D (the “License Agreement”);

(d)    A counterpart to an Assignment and Assumption Agreement, duly executed by Seller Parties (the “Assignment Agreement”) in substantially the form of Exhibit E;
(e)    An assignment, assumption and amendment of the lease agreement for each of the Centers in a form acceptable to Buyer, duly executed by the applicable landlord and the applicable Seller Parties that are party to such lease;
(f)    A duly executed counterpart to a Noncompetition and Confidentiality Agreement by and among Buyer and each of the Seller Parties (the “Noncompetition Agreement”), in substantially the form of Exhibit F;
(g)    A Closing Certificate in substantially the form of Exhibit G (a “Closing Certificate”) certifying that, among other things, all of the representations, warranties, covenants and agreements of Seller Parties contained in this Agreement are true, correct and not breached as of the Closing Date;
(h)    Evidence reasonably satisfactory to Buyer of the release of all liens, security interests, conditions, claims, charges, or restrictions of any kind relating to or encumbering the Purchased Assets or the Business (but excluding the Permitted Liens (as defined in Section 2.5) and as set forth on Schedule 1.10(h) (the “Liens”);
(i)    Copies of all consents, authorizations, waivers, and approvals from all governmental and other third parties (under any Contract or otherwise) necessary for Seller Parties to execute, deliver and perform their obligations under this Agreement and the other Transaction Documents and to consummate the Transactions, each of which is set forth on Schedule 1.10(i);
(j)    Copies of such officers’ certificates, good standing certificates, corporate approval documents, incumbency certificates and other customary closing documents as Buyer may reasonably request; and
(k)    Evidence satisfactory to Buyer confirming that the average number of patients per day treated at the Centers in the 12-month period ending within five days prior to the Closing Date is at least 90% of the average number of patients treated at the Centers during the same period in the immediately preceding 12-month period. For purposes of determining the average number of patients in the preceding sentence, all patients whose treatment was covered in whole or in part by a federal or state government program (i.e., Medicare, Medicaid, TRICARE, etc.) shall be disregarded.
1.11    Buyer’s Closing Deliveries. At Closing, Buyer shall deliver to Seller Parties:
(a)    The Cash Purchase Price;
(b)    The Note, duly executed by Buyer;
(c)    A duly executed counterpart to the Consulting Agreement;
(d)    A duly executed counterpart to the License Agreement;

(e)    A duly executed counterpart to the Assignment Agreement.
(f)    A duly executed counterpart to the Noncompetition Agreement; and
(g)    A Closing Certificate certifying that, among other things, all of the representations, warranties, covenants and agreements of Buyer contained in this Agreement are a true, correct and not breached as of the Closing Date.
1.12    Nonassignable Contracts and Authorizations. If any Assumed Contract is not capable of being assigned or transferred without the consent or waiver of a third party (including a governmental authority), and such consent or waiver has not been given, or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer of any such Assumed Contract. Notwithstanding the foregoing, Seller Parties shall be responsible for and shall take any and all commercially reasonable action, at their sole expense, to obtain the consent, approval or waiver of any third party required to assign or transfer an Assumed Contract to Buyer.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Each Seller Party, jointly and severally, makes the following representations and warranties to Buyer:

2.1    Organization; Qualification. Except for Owner, each Seller Party (a) is duly organized or incorporated, as applicable, validly existing and in good standing under the laws of the state in which it was organized or incorporated, and (b) is qualified to do business and is in good standing in either the State of Georgia or the State of Delaware, as applicable, and in each other jurisdiction in which the nature of the Business or the character of its assets make such qualification necessary. Sellers have all requisite power and authority to own, operate, lease and license, as the case may be, the Purchased Assets, and to operate the Business as presently conducted.
2.2    Ownership. Owner is the sole owner of Triage, and Triage is the sole owner of each of Sellers. Except for the securities owned by Triage, there are no issued or outstanding securities, profit-sharing interests or voting interests of any of the Sellers, or any agreements, warrants or options to purchase or acquire any portion of the Business, any portion of the Purchased Assets or any securities in Sellers. Owner has an active and unencumbered license to practice medicine in the State of Georgia.
2.3    Authority. Seller Parties have all requisite power and authority to execute, deliver and perform their respective obligations under each of the applicable Transaction Documents and to consummate the Transactions. The execution and delivery of, and performance under, the Transaction Documents and the consummation of the Transactions have been duly authorized by the appropriate persons and governing bodies of the Seller Parties, as applicable, and no other action, approval or consent on the part of any of the Seller Parties or any third party is necessary to consummate the Transactions or to execute, deliver or perform Seller Parties’ obligations set forth in the Transaction Documents.
2.4    Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Seller Parties and constitutes, and the other Transaction Documents upon execution and delivery by Seller Parties, as the case may be, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party thereto), legal, valid and binding obligations of Seller Parties, as applicable, enforceable against such party or parties in accordance with their respective terms except as such enforceability may be limited by applicable law or equitable principles.
2.5    Purchased Assets. The Purchased Assets and the Licensed Property include all of the tangible and intangible assets used or held for use in the operation of the Business. The Purchased Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and neither the Centers nor any item of tangible personal property among the Purchased Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Seller Parties have good, clear, indefeasible, valid and marketable title to, a valid leasehold interest in, or a valid and enforceable license or right to use, as the case may be, the Purchased Assets, and at Closing Buyer will acquire good and marketable title to, a valid leasehold interest in, or a valid and enforceable license or right to use, as the case may be, the Purchased Assets and the Licensed Property, free and clear of all Liens other than those described on Schedule 2.5 (the “Permitted Liens”).
2.6    Consents and Approvals. Except as set forth in Schedule 1.10(i), no consent, approval, waiver, authorization or other action of or by any governmental or other third party, is required to execute, deliver or perform the obligations under the Transaction Documents or to consummate the Transactions, including the purchase, sale and transfer of the Purchased Assets.
2.7    Litigation. Except as set forth in Schedule 2.7, there is no action, lawsuit, administrative proceeding, condemnation, arbitration, investigation or other proceeding (each, a “Legal Proceeding”) pending, threatened against or affecting any Seller Party, the Purchased Assets, the Centers or the Business, at law or in equity, before any court, administrative or arbitrative panel, or governmental or regulatory agency or authority, and no basis for any Legal Proceeding exists that could affect any Seller Party, the Purchased Assets, the Centers or the Business.
2.8    Contracts. Schedule 2.8 contains the party names, effective date and a brief description of each Contract (whether written or oral), each of which has been delivered to Buyer (to the extent in writing) or disclosed and described in reasonable detail to Buyer (to the extent oral). Except as otherwise indicated on Schedule 2.8, (a) all of the Contracts are valid, binding and enforceable in accordance with their respective terms and are in full force and effect, (b) no default or alleged default by Seller Parties or any other party to the Contracts exists, and no event or condition has occurred which with notice or lapse of time, or both, would constitute a default under any of the Contracts, and (c) no Seller Party has any indication of the intention of any party to the Contracts to cancel, terminate or amend any of the Contracts or reason to believe any such action is contemplated by any such party.

2.9    Compliance With Laws. With respect to the Centers, the Purchased Assets, the Business, and Service Providers, Seller Parties are in compliance with all applicable state and federal laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements of any court or federal, state, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, civil rights laws, fire codes, confidentiality laws, record and document maintenance laws, zoning ordinances, building, occupancy and use restrictions, and public and occupational health and safety codes), including all applicable state and federal health care laws, rules, regulations, ordinances and orders (collectively, the “Health Care Laws”), including those relating to the payment or receipt of illegal remuneration, (such as 42 U.S.C. § 1320a-7b(b) (the “Anti-Kickback Statute”), 42 U.S.C. 1395nn (the “Stark Law”), 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b(a), 42 U.S.C. § 1320a-7b(c), the administrative False Claims Act (42 U.S.C. § 1320a-7b(a)), the Civil False Claims Act (31 U.S.C. § 3729, et seq.), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d, et seq.) (“HIPAA”) ownership custody and retention of the Patient Records and the Pharmaceutical Inventory, the splitting of medical fees with nonlicensed persons, and the supervision of and delegation of authority to advanced practice nurses, nurse practitioners, and physician assistants. Except as described in Schedule 2.9, no Seller Party has received any notice of (a) any violation of any such laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements within the last six (6) years, or (b) any pending (or present intent of any governmental agency or authority to pursue any) inspection or audit relating to any such laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements.
2.10    Environmental Matters. No action or omission by or on behalf of any Seller Party has resulted in any Seller Party’s or the Centers’ material noncompliance with any applicable statutes, laws, rules, regulations and binding governmental determinations relating to environmental, health and safety matters (including, without limitation, those relating to toxic or hazardous substances), including, without limitation, the Clean Air Act, the Clean Water Act, the Solid Waste Management Act (as amended by the Resource Conservation and Recovery Act), the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Preauthorization Act), the Emergency Planning and Community Right-to-Know Act, the Toxic Substances Control Act and the Occupational Safety and Health Act. To Seller Parties’ knowledge, no conditions or circumstances exist with respect to the Centers, the Business or the Purchased Assets that could give rise to any remedial action under, or impose any liability on Seller Parties or Buyer with respect to, any statute, law, rule, regulation or binding governmental determination regarding any environmental, health or safety matters.
2.11    Financial Condition. Schedule 2.11 contains consolidated, audited financial statements of Sellers consisting of the balance sheet of the Business as of December 31 for each of the years 2011, 2012 and 2013 and the current year-to-date, and the related statements of income and cash flow for each such period (collectively, the “Year-End Financial Statements”). Within fifteen (15) days after the close of each calendar month after the Effective Date and before the Closing Date, Sellers shall prepare and deliver unaudited financial statements consisting of a balance sheet and the related statement of profit and loss as of the end of each such calendar month (the “Interim Financial Statements” and together with the Year-End Financial Statements, the “Financial Statements”). The Financial Statements (a) fairly present in all material respects, in accordance with GAAP, applied on a consistent basis (except as may be indicated in the related notes and schedules thereto), the financial position of Sellers as of the respective dates thereof and the results of operations of Seller for the respective periods therein, and (b) are and will be true, complete and correct in all material respects as of the respective dates and for the respective periods above stated.
2.12    Undisclosed Liability. No Liability exists affecting the Business, the Centers or the Purchased Assets other than (a) as reflected on the balance sheet included in the most recent Financial Statements and (b) which constitutes an Account Payable incurred after the date of the most recent Interim Financial Statement.
2.13    Accounts Receivable. The Accounts Receivable (a) have arisen from bona fide transactions involving the sale of goods or the rendering of services in the ordinary course of Seller Parties’ operation of the Business, consistent with past practice; (b) constitute only valid, undisputed claims of Seller not subject to claims of set-off or other defenses or counterclaims; and (c) subject to a reserve for bad debts shown on the Interim Financial Statements or, with respect to Accounts Receivable arising after the date of the most recently submitted Interim Financial Statements, on the accounting records of the Business, are collectible in full within 90 days after billing. The reserve for bad debts shown on the Interim Financial Statements or, with respect to Accounts Receivable arising after the date of the most recently submitted Interim Financial Statements, on the accounting records of the Business, have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.
2.14    Patient Volume. The average number of patients treated at the Centers per day over the twelve month period reflected in the 2013 Year-End Financial Statements is [***] ([***] at the Locust Grove Center and [***] at the Scott Center).
2.15    Service Providers.
(a)    Schedule 2.15(a) contains (i) a current, correct and complete list of the names of all individuals and entities employed or engaged (as independent contractors) by Seller Parties in connection with the Business (collectively, the “Service Providers”); (ii) a summary of each Service Provider’s current compensation rate, along with any annual bonus, additional compensation or other benefits (whether current or deferred) promised, accrued, or payable to each such Service Provider for services rendered or to be rendered through the period ending as of the Closing Date and an explanation of the applicable formula or calculation method used to arrive at such bonus or additional compensation; and (iii) a list of all Service Providers that have given notice to any Seller Party of a present intention to terminate such Service Provider’s relationship with the applicable Seller Party. Seller Parties have delivered to Buyer copies of all written agreements between any Seller Party or any of their Affiliates and any Service Provider as of the Closing Date and all employee or contractor manuals, materials, policies, procedures and work-related rules applicable to employees or independent contractors providing services to the Business. For purpose of this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

(b)    All employees are employed on an “at will” basis, and no Seller Party is a party to any oral (express or implied) or written employment agreements, consulting agreements, or other agreements that contains any severance or termination pay obligations. Each Service Provider has been correctly classified and treated (for withholding and all other purposes) as an employee or independent contractor, as the case may be, and no Service Provider classified by any Seller Party as an independent contractor is entitled to overtime, benefits, or compensation of any kind, under any benefit plan of any Seller Party. Each employee classified as “exempt” from overtime under the Fair Labor Standards Act and any applicable state laws governing wages, hours, and overtime pay has been properly classified as such, and each non “exempt” employee has been properly classified in accordance therewith and has been paid overtime wages consistent with applicable law. There are no actions pending or, to the knowledge of Seller Parties, threatened against any Seller Party by or with any governmental authority or arbitrator in connection with the employment of any current or former Service Provider, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable laws.
2.16    Absence of Certain Changes. Except as set forth on Schedule 2.16, since the date of the most recent Year-End Financial Statements, Seller Parties have operated the Business in the ordinary course, consistent with past practice and except as set forth on Schedule 2.16, Seller Parties have not:
(a)    Paid any expense (including any capital expenditure) or incurred any Liability relating to the Business (other than for professional services rendered in connection with the Transactions) in excess of $5,000 or which could reasonably be expected to exceed $5,000, other than in the ordinary course of operating the Business, consistent with past practice;
(b)    Sold, transferred or contracted to sell or transfer any Purchased Asset, other than in the ordinary course of operating the Business, consistent with past practice;
(c)    Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the Purchased Assets or the equity of any Seller Party;
(d)    Except for normal annual increases consistent as to timing and amount with past practice, granted, paid, or promised to pay any bonus or increase in the salary or rate of pay of any Service Provider;
(e)    Except for the Transaction Documents, entered into any contract or transaction other than in the ordinary course of operating the Business, consistent with past practice;
(f)    Authorized, declared, or paid any dividends or distributions, in cash or in kind, or otherwise transferred any assets to any Seller Party or any third party on account of rights in or to securities of Sellers;
(g)    Issued any shares, membership interests or other securities, profit-sharing interest or voting interest in any Seller Party, or any agreements, warrants or options to purchase or acquire any equity interest in any Seller Party; or

(h)    Experienced, and Seller Parties do not reasonably expect to experience, any damage, destruction, loss (whether or not covered by insurance) or other material adverse change (including the loss or termination of any patient, customer or supplier) that had or may have, individually or in the aggregate, a material adverse effect on the Purchased Assets, the Business, the Centers or the financial condition of any Seller Party.
2.17    Taxes. Each Seller Party has timely filed all tax returns required to be filed by it in the past three (3) years and timely made all payments of taxes, including any interest, penalty or addition thereto, (whether or not reflected on any such tax return) with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and all other taxes due and payable on or before the Closing Date. All such tax returns are complete and accurate in all respects and each properly reflects the transactions consummated and the relevant taxes for the periods covered by such tax returns in accordance with applicable tax law. No Seller Party has any outstanding tax liability, except for taxes attributable to the portion of the tax year immediately preceding the Closing Date, which tax is not yet due and payable. No Seller Party has received any notice that any tax deficiency or delinquency has been asserted against or in connection with the Business, the Centers or the Purchased Assets. There are no pending or threatened audits relating to taxes of any Seller Party, and no Seller Party is currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no Liens relating to taxes on or threatened against any of the Purchased Assets, the Centers or the Business. All taxes required by law to have been withheld or collected by Sellers have been timely withheld or collected and, to the extent required, have been timely remitted to the proper governmental authority. No Seller Party has been a party to any tax allocation or sharing agreement or a member of any affiliated group of corporations filing a consolidated federal income tax return.
2.18    Clinical Trials. During the period Sellers have operated the Business, no clinical trials or research procedures or studies involving patients have been performed at the Centers.
2.19    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of any Seller Party.
2.20    No Misrepresentations. The representations and warranties made by Seller Parties in this Agreement are true, complete and correct in all respects as of the Effective Date and the Closing Date. No representation or warranty by any Seller Party in this Agreement (including the statements made in the Schedules to this Agreement) or any other Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.
2.21    Knowledge. Certain of the representations set forth in this Agreement are qualified by Seller Parties’ “knowledge.” For purposes of this Agreement, Seller Parties’ “knowledge” shall mean the knowledge of each Seller Party and their respective officers, directors, members, stockholders and any of their respective Affiliates after due and reasonable inquiry, and Seller Parties shall be responsible for all facts which each Seller Party and their respective officers, directors, members, stockholders and all of their respective Affiliates know or should have known as a result of such inquiry.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer makes the following representations and warranties to Seller Parties:

3.1    Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia.
3.2    Authority. Buyer has all requisite power and authority to execute, deliver and perform its obligations under each of the applicable Transaction Documents and to consummate the Transactions. The execution and delivery of, and performance under, the Transaction Documents and the consummation of the Transactions have been duly authorized by Buyer, and no other action, approval or consent on the part of Buyer or any third party is necessary to consummate the Transactions or execute, deliver or perform Seller Parties’ obligations set forth in the Transaction Documents.
3.3    Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and upon execution and delivery by Buyer the other Transaction Document to which Buyer is a party will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party thereto), legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except as such enforceability may be limited by applicable law or equitable principles.
3.4    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.
3.5    No Misrepresentations. The representations and warranties made by Buyer in this Agreement are true, complete and correct in all respects as of the Effective Date and the Closing Date. No representation or warranty by Buyer in this Agreement or any other Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.
ARTICLE 4
COVENANTS

4.1    Access to Information; No Waiver. For separate consideration, the receipt and sufficiency of which is acknowledged by Seller Parties, from the Effective Date until Closing, Seller Parties shall (a) afford Buyer and the directors, officers, employees, consultants, financial advisors, counsel, brokers, and accountants (collectively, “Representatives”) of Buyer full and free access to inspect all properties, assets, premises, books and records, Contracts and other documents and data that Buyer or its Representatives deem relevant to their investigation and review of the Business, the Centers and the Purchased Assets; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller Parties to cooperate with Buyer and its Representatives in their investigation and review of the Business, the Centers and the Purchased Assets. Any investigation pursuant to this Section 4.1 shall be conducted in such a manner as not to unreasonably interfere with the conduct of the Business. No investigation by Buyer or its Representatives or information furnished by Seller Parties or their Representatives to Buyer or its Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller Parties in this Agreement or the other Transaction Documents.
4.2    Retained Service Providers.
(a)    Prior to the Closing Date, Buyer shall have the right to interview any Service Provider at mutually agreeable times and locations for post-Closing employment with, or engagement by, Buyer. To the maximum extent permissible under applicable law, Seller Parties shall provide Buyer with reasonable access to Seller Parties’ personnel and all company records related to such personnel (including those relating to performance reviews, disciplinary actions, and grievances) for the purpose of preparing for and conducting interviews with the designated Service Providers. Buyer shall deliver to Seller Parties, no later than two weeks before the Closing Date, a list of the Service Providers that Buyer, in its sole discretion, intends to employ or engage after the Closing Date (the “Retained Worker List”). As soon as reasonably practicable after Buyer’s delivery of the Retained Worker List, Seller Parties shall assist Buyer in good faith with Buyer's efforts to enter into letter agreements or written employment agreements (if employment is offered) or independent contractor agreements (if an engagement is offered) in forms satisfactory to Buyer with the Service Providers named on the Retained Worker List.
(b)    As of the Closing Date, Seller Parties shall (i) terminate the employment or engagement, as the case may be, of all Service Providers named on the Retained Worker List, (ii) terminate the active participation of all employees named on the Retained Workers List in all of Seller Parties’ employee benefit plans and (iii) cause each of Seller Parties’ employee benefit plans to comply with all applicable laws (including the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended and the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”)) in connection with the termination of such individuals' service relationship with the applicable Seller Party as of the Closing Date. Seller Parties shall retain the exclusive obligation under COBRA for qualifying events occurring on or before the Closing Date.
(c)    Except for the PTO Accrual, Seller Parties shall promptly pay the full amount of any accrued but unpaid salary, wage, benefit, bonus, sick leave, insurance, employment tax or similar Liability payable to any Service Provide on account of services performed before the Closing Date. Seller Parties acknowledge that the purpose and intent of this covenant is to assure that, except with respect to the PTO Accrual, Buyer will have no Liability whatsoever at any time with respect to any of the Service Providers for periods up to and immediately prior to the Closing Date.
4.3    Patient Records; Pharmaceutical Inventory. At Closing, and in accordance with applicable state and federal laws and regulations, Seller Parties shall (a) transfer and assign the

Patient Records and the Pharmaceutical Inventory to the person(s) or entity designated by Buyer, which person(s) or entity shall be authorized in the State of Georgia to own and maintain custody of the Patient Records and the Pharmaceutical Inventory, and (b) take all other action and make all applicable filings in order to comply with applicable law regarding the ownership, custody and transfer of Patient Records and Pharmaceutical Inventory. Except with the prior written consent of Buyer, Seller Parties shall not disclose, deliver or transmit to Buyer, any Representative or any of their Affiliates, any item constituting “protected health information” under HIPAA, including pursuant to Buyer’s diligence request in connection with the Transactions. At all times prior to Closing, Seller Parties shall exercise due care in, and shall comply with all applicable state and federal laws and regulations with respect to the retention, maintenance, confidentiality, privacy, security, access and reproduction of the Patient Records, including HIPAA and the other Health Care Laws. All costs incurred in connection with the transfer of the Patient Records and compliance with all laws applicable thereto shall be divided equally between Buyer and the Seller Parties.
4.4    Conduct Prior to Closing. From the Effective Date until the Closing Date, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller Parties shall conduct the Business in the ordinary course, consistent with past practice, and shall use their reasonable best efforts to maintain and preserve intact the Business, the Centers and Purchased Assets and the relationships with the Service Providers, patients, employers, lenders, suppliers, regulators and others having commercial relationships with the Business. Without limiting the foregoing, from the Effective Date until the Closing Date, Seller Parties shall, in a manner consistent with past practices:
(a)    Preserve and maintain each of the Permits;
(b)    Pay the debts, taxes and other obligations of the Business when due;
(c)    Bill for goods sold and services rendered, and collect accounts receivable on account thereof;
(d)    Maintain the Centers and tangible assets of the Business in the same condition as they were on the Effective Date, subject to reasonable wear and tear;
(e)    Maintain the Contracts in full force and effect without modification, and timely perform all obligations thereunder;
(f)    Maintain the books and records of the Business;
(g)    Comply with all laws applicable to the Centers, the Business and the ownership or use of the Purchased Assets;
(h)    Not take any action, commit to take any action, or permit any action to be taken that could reasonably be anticipated to (i) cause any of the changes, events or conditions requiring disclosure in Schedule 2.16 as of the Closing Date to occur or (ii) prevent any Seller Party from performing or cause any Seller Party not to perform one or more covenants required hereunder to be performed by such Seller Party; and

(i)    Promptly notify Buyer of any fact, circumstance, event or action the existence, occurrence or taking of which has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchased Assets or the Business.
4.5    Public Announcement. Neither Seller Parties, Buyer nor any of their Affiliates shall make, or permit any agent or Affiliate to make, any public statements, including any press release or public statement with respect to the Transactions this Agreement or the other Transaction Documents without the prior written consent of the other (which consent will not be unreasonably withheld or delayed) except as required by applicable law or the requirements of any applicable stock exchange based on the reasonable advice of counsel.
4.6    Consents. Buyer and each of the Seller Parties shall use their reasonable best efforts to give all notices to, and obtain all consents from, all third parties as described in Schedule 1.10(i).
4.7    Discontinuance of Trade Name Use. From the Closing Date until the termination of the License Agreement, no Seller Party shall (a) conduct any business using the trade name, “CorrectMed” (including all derivations thereof, the “Trade Name”), (b) enter into any transaction using the Trade Name, (c) have any commercial or non-commercial dealings with respect to the Trade Name (except as permitted or required to satisfy Seller Parties’ performance obligations under the Transition Services Agreement), or (d) represent or take any other action that suggests that such Seller Party has the legal right to use the Trade Name.
4.8    Restrictive Covenants. Each Seller Party acknowledges (i) the covenants set forth in the Noncompetition Agreement are an essential part of this Agreement and that, but for the agreement of each of them to comply with such covenants, Buyer would not have entered into this Agreement, (ii) that the covenants contained in the Noncompetition Agreement are a condition precedent to Buyer’s entering into this Agreement, and (iii) that the restrictions set forth in the Noncompetition Agreement are reasonable and necessary to protect the legitimate business interests of Buyer after Closing and the goodwill being purchased by Buyer.
4.9    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, and other such taxes and fees (including any penalties and interest) incurred in connection with the Transactions, this Agreement and the other Transaction Documents (including any real property transfer tax and any other similar tax) shall be borne and paid by Seller Parties when due. Seller Parties shall, at their own expense, timely file any tax return or other document required to be filed or reported in connection with the Transaction. Notwithstanding the foregoing, each of the Transaction Documents, including the Note, shall be executed and delivered at the location designated in this Agreement for Closing.
4.10    Post-Closing Insurance Coverage. On or before the Closing Date, Seller Parties shall (a) obtain or maintain, as the case may be, (b) satisfy all premium obligations relating to, and (c) name Buyer as an additional insured on (or cause for Buyer, to Buyer’s reasonable satisfaction, to be put in a substantially similar economic position as an additional insured with respect to), one or more insurance policies that extend for at least three years after the Closing Date and cover Liabilities arising from or relating to the operation of the Business prior to the Closing Date, including professional liability and general liability consistent with that maintained prior to the Closing Date. The cost of any premiums paid on account of the insurance policies described in this Section 4.10 shall be borne equally between Buyer, on the one hand, and Seller Parties, on the other hand, and Buyer shall reimburse Seller Parties for Buyer’s portion of such premium within 20 business days after Seller Parties’ delivery to Buyer of satisfactory evidence of Seller Parties’ payment.
4.11    Payment of Expenses. Except with respect to the audit of the 2013 Year-End Financial Statements, which shall be paid by Buyer, Buyer and Seller Parties shall bear their own expenses, including legal and accounting expenses, incurred in connection with the negotiation and implementation Transactions.
4.12    Post-Closing Collections. Seller Parties shall promptly, and in no event later than five days after receipt, turn over to Buyer any collections received by Sellers on account of the Accounts Receivable or of any other goods sold (including Pharmaceutical Inventory) or services rendered in the operation of the Business prior to or after Closing.
4.13    Guaranteed Liabilities. Buyer shall cause for Owner to be released as a guarantor of the Guaranteed Liabilities no later than 60 days after Closing.
4.14    Updates to Schedules. Buyer and each Seller Party, as applicable, shall promptly supplement and amend their respective Schedules to this Agreement to reflect those events and circumstances, if any, that occur between the Effective Date and the Closing Date, which, if existing or known on the Effective Date (or occurring on or before the Effective Date) would have been required to be set forth or described in the Schedules or which are necessary to correct any information in the Schedules that has been rendered inaccurate or incomplete by such events or circumstances. Supplementation or amendment of a Schedule by Buyer or any Seller Party based upon events or circumstances that occur between the Effective Date and Closing will not, solely as a result of such supplementation or amendment, give rise to a claim for Losses (as defined in Section 6.2) by the non-supplementing party.
4.15    No-Shop. Buyer contemplates the expenditure of substantial sums of time and money in connection with legal, accounting, financial, and due diligence review to be performed in conjunction with the Transactions. For purposes of inducing Buyer to execute this Agreement, from the Effective Date until the Closing Date, Seller Parties and their Representatives (collectively, “Covered Persons”) shall not directly or indirectly, solicit or entertain offers from, negotiate with, or in any manner encourage, discuss, accept or consider any proposal of any person relating to a purchase, investment, affiliation, joint venture, management arrangement or lease of all or a material part of the Business, the Centers or the Purchased Assets (a “Prohibited Transaction”). If a Covered Person receives an unsolicited written offer or inquiry relating to a Prohibited Transaction, Seller Parties shall (a) promptly notify Buyer, by telephone and thereafter by written confirmation, of such communication and disclose the terms of such communication, (b) notify the party making the unsolicited offer of the existence of this Agreement (but not the terms of this Agreement or the identity of Buyer) and put such party on notice that further communication shall be treated as tortious interference with this Agreement, and (c) reject the unsolicited offer or inquiry.

4.16    Termination. This Agreement may be terminated (a) by the mutual written agreement of Buyer and Seller Parties, (b) by Buyer upon delivery of written notice of termination to Seller Parties if Buyer, in its sole discretion, is dissatisfied with its inspection and review of the Business, the Centers or the Purchased Assets, or (c) by Buyer or Seller Parties, if the terminating party is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the other party in this Agreement and such breach, inaccuracy or failure (x) has not been cured by the breaching party within ten days of the non-breaching party’s delivery of written notice of such breach, inaccuracy or failure to perform or (y) would render satisfaction of the conditions to Closing set forth in this Agreement impossible.
4.17    Further Assurances. Each party to this Agreement, from and after Closing, upon the reasonable request of any other party hereto and without further consideration, shall (a) execute and deliver to the requesting party such documents and further assurances and (b) take such other actions (without cost to the requesting party) in order to carry out the purposes and intentions of this Agreement and the other Transaction Documents.
ARTICLE 5
CONDITIONS TO CLOSING

5.1    Seller Parties Conditions. Seller Parties’ obligation to close the Transactions shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless specifically waived in writing by Seller Parties in whole or in part at or prior to Closing:
(a)    Buyer shall have duly performed, satisfied and complied with all agreements, covenants and conditions required by this Agreement (including Buyer’s obligation to duly execute (to the extent required) and deliver the certificates, agreements and other documents set forth in Section 1.11) and each of the other Transaction Documents to be performed, satisfied or complied with by Buyer prior to or on the Closing Date;
(b)    All of the representations, warranties, covenants and agreements of Buyer contained in this Agreement shall be true, correct and not breached as of the Effective Date and the Closing Date; and
(c)    The provisions of all Exhibits and Schedules attached to this Agreement that were not attached on the Effective Date, or to the extent updated by Buyer after the Effective Date, shall be acceptable to Seller Parties in their reasonable discretion.
5.2    Buyer Conditions. Buyer’s obligation to close the Transactions shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless specifically waived in writing by Buyer, in whole or in part, at or prior to Closing:
(d)    Seller Parties shall have duly performed, satisfied and complied with all agreements, covenants and conditions required by this Agreement (including Seller Parties’ obligation to duly execute (to the extent required) and deliver the certificates, agreements and other documents set forth in Section 1.10) and each of the other Transaction Documents to be performed, satisfied or complied with by Seller Parties prior to or on the Closing Date;
(e)    All of the representations, warranties, covenants and agreements of Seller Parties contained in this Agreement shall be true, correct and not breached as of the Effective Date and the Closing Date;
(f)    Buyer shall have obtained all permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority Buyer deems necessary, in its reasonable discretion, to consummate the Transactions and conduct the non-clinical aspects of the Business after Closing;
(g)    [***], M.D. (“Dr. [***]”), Buyer and Sellers shall have entered into a Transition Services Agreement in substantially the form attached as Exhibit H (the “Transition Services Agreement”);
(h)    Buyer shall have entered into either employment agreements or independent contractor agreements with Dr. [***] and each other physician, advanced practice nurse, nurse practitioner, physician assistant, registered nurse, and any other professional involved in the rendering of healthcare services to patients in the Business (collectively, the “Clinical Providers”) named in the Retained Worker List, which agreements shall become effective simultaneously with the termination of the Transition Services Agreement;
(i)    Each individual other than the Clinical Providers named on the Retained Worker List shall have accepted employment with or engagement as an independent contractor by Buyer, which employment or engagement shall become effective as of the Closing Date;
(j)    Buyer shall have completed, to its satisfaction, its due diligence review of all financial, legal and other matters relating to the Purchased Assets, the Business and the Centers, including satisfactory results of an audit of the 2013 Year-End Financial Statements;
(c)    Seller Parties shall have delivered an opinion from counsel to the Seller Parties in a form reasonably acceptable to Buyer regarding (i) the ownership of each of the Seller Parties which are entities and (ii) the due authorization of this Agreement and the other Transaction Documents.
(k)    There shall not have been any Lien on, or material adverse change in or to, the Purchased Assets, the Business or the Centers from the date of the most recent Year-End Financial Statements; and
(l)    The provisions of all Exhibits and Schedules attached to this Agreement that were not attached at the Effective Date or to the extent updated by Seller Parties after the Effective Date shall be acceptable to Buyer in its reasonable discretion.

ARTICLE 6
INDEMNIFICATION

6.1    Survival. All representations, warranties, covenants and obligations in this Agreement shall survive the Closing.
6.2    Indemnification by Seller Parties. Subject to the limitations set forth in this Article 6, each of the Seller Parties shall, jointly and severally, indemnify and defend Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all liabilities, losses, damages, claims, actions, suits, demands, causes of action, costs, expenses, interest, awards, judgments and penalties of any nature whatsoever (including, without limitation, reasonable legal costs and expenses) (“Losses”), arising or resulting from:
(a)    Any inaccuracy in or breach of any of the representations or warranties of Seller Parties contained in this Agreement, or any other Transaction Document, as of the Effective Date and as of the Closing Date;
(b)    Any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Seller Party pursuant to this Agreement or any other Transaction Document prior to Closing;
(c)    Any Excluded Asset or any Retained Liability;
(d)    Any Third Party Claim (as defined in Section 6.8(b)) based upon, resulting or arising from operation of the Business, properties, assets or Liabilities (except as expressly assumed herein) of any Seller Party or any of their Affiliates conducted, existing or arising on or prior to the Closing Date;
(e)    Buyer’s inability to enter into contracts under Buyer’s tax identification number with governmental and commercial payors (collectively, “Payors”) within 120 days after the Closing Date that (i) collectively comprise at least 90% of Sellers’ Collections (as defined below) in the 12-month period ending on the Effective Date, and (ii) provide for financial reimbursement at payment rates comparable to or more favorable than those the applicable Seller Party or Dr. [***], as applicable, has been during such period entitled to receive under its contract with such Payor. The term “Sellers’ Collections” shall mean all cash collections of Seller Parties (including those assigned to Seller Parties from any Clinical Provider) attributable to professional medical and other healthcare services rendered in the operation of the Business, but excluding all amounts received (i) directly from a patient, (ii) on account of goods sold (including Pharmaceutical Inventory) to a patient, and (iii) from an employer for services rendered to its employee. A list of the Payors that made payments comprising Sellers’ Collections, and the amount of Sellers’ Collections attributable to each Payor shall be set forth on Schedule 6.2(e); or
(f)    Any material, comparative decrease in the transition period patient volume of the Business, calculated by multiplying $[***] by the absolute value of the difference between (i) 90% of the aggregate number of patients treated at the Centers between the Closing Date and the date the Transition Services Agreement is terminated, and (ii) the aggregate number patients treated at the Centers during the same period in the immediately preceding calendar year. For purposes of determining the aggregate number of patients in clauses (i) and (ii), only patients whose visit results in revenue exceeding $50 shall be included, and all patients whose treatment was or will be covered in whole or in part by a federal or state government program (i.e., Medicare, Medicaid, TRICARE, etc.) shall be disregarded from the calculation. If the amount described in clause (i) is greater than that of clause (ii), Seller Parties shall have no indemnification obligation under this Section 6.2(f).
6.3    Indemnification by Buyer. Subject to the limitations set forth in this Article 6, Buyer shall indemnify and defend Seller Parties and their Affiliates and their respective Representatives (collectively, the “Seller Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses arising or resulting from:
(a)    Any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, or any other Transaction Document, as of the Effective Date and as of the Closing Date;
(b)    The breach of any covenant or agreement by Buyer in this Agreement or in any other Transaction Document or the failure to perform any obligation to be performed by Buyer in this Agreement or in any other Transaction Document; or
(c)    Any Assumed Liability.
6.4    Limitation of Certain Liability. The maximum aggregate liability of Seller Parties to all Buyer Indemnified Parties for all Losses to which the Buyer Indemnified Parties are entitled to seek indemnification under Sections 6.2(e) and 6.2(f) shall be $500,000 (the initial principal balance of the Note). Except as set forth in this Section 6.4, no other limitations to liability shall apply.
6.5    Exclusive Remedy. In the absence of fraud, intentional misstatement, or willful misconduct, the indemnification provisions set forth in this Article 6 will be the sole and exclusive remedy and recourse for Losses to which the Buyer Indemnifies Parties and Seller Indemnifies Parties are entitled to seek indemnification under Sections 6.2(a) and 6.3(a).
6.6    Materiality. Notwithstanding anything in this Agreement to the contrary, for purposes of determining the amount of any Losses that are the subject matter of an indemnification claim, each representation or warranty contained in this Agreement is to be read without regard and without giving effect to any materiality, material adverse effect or similar standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).
6.7    Other Matters. Any liability for indemnification under this Article 6 shall be determined without duplication of recovery by multiple parties and by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement. The amount of any Losses for which indemnification is entitled under this Article 6 shall be reduced by any amounts recovered by the indemnified party (or any other person or entity that receives payment on account of amounts payable to the indemnified party) under insurance policies or any other source.
6.8    Notice; Indemnification Procedures.
(a)    Any party seeking indemnification under this Article 6 shall give the party from whom indemnification is being sought notice of any matter which such indemnified party has determined to give rise to or to potentially give rise to a right of indemnification under this Agreement as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this Article 6; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay. Notwithstanding anything in this Agreement to the contrary, the parties shall only be obligated for those Losses to which the indemnified party has given the indemnifying party written notice thereof prior to the expiration of the applicable survival period, if any, set forth in Section 6.1.
(b)    The liability of an indemnifying party under this Article 6 with respect to Losses arising out of claims of any third party that are subject to indemnification in this Article 6 (“Third Party Claims”) shall be governed by and contingent on the following additional terms and conditions:
(i)    if any third party notifies any indemnified party with respect to a Third Party Claim, then the indemnified party shall give the indemnifying party notice of such Third Party Claim within 20 days of the receipt by the indemnified party of such notice; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any indemnification obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay.
(ii)    The indemnifying party will have the right to assume and control the defense of the Third Party Claim in a diligent manner at its expense and with counsel of the indemnifying party’s choice (subject to the reasonable satisfaction of the indemnified party), so long as the indemnifying party gives notice of its intention to do so to the indemnified party within 30 days of the receipt of notice of such Third Party Claim from the indemnified party.
(iii)    If the indemnifying party assumes the defense of a Third Party Claim, (A) the indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and (B) the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the written consent of the indemnified party, unless such judgment or settlement (x) includes an unconditional written release by the claimant or plaintiff of the indemnified party from all liability in respect of such Third Party Claim, and (y) does not impose equitable remedies or material obligations on the indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No Third Party Claim which is being defended in good faith by the indemnifying party in accordance with the terms of this Agreement shall be settled by the indemnified party, nor shall the indemnified party consent to the entry of any judgment with respect thereto, without the written consent of the indemnifying party.
(iv)    In the event that the indemnifying party does not assume the defense of a Third Party Claim, (A) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably and in good faith may deem appropriate (and the indemnified party need not consult with, or obtain any consent from, the indemnifying party in connection therewith), (B) the indemnifying party will reimburse the indemnified party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the indemnifying party will remain responsible for any Losses the indemnified party may suffer arising out of or resulting from the Third Party Claim to the fullest extent provided under this Article 6.
(v)    Each of the indemnifying party and the indemnified party shall cooperate with the other in the defense of a Third Party Claim and make available all witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating to such Third Party Claim as is reasonably requested by the other party.
6.9    Buyer Remedy. Should any Buyer Indemnified Party be entitled to (a) indemnification, (b) direct reimbursement for payment of Retained Liabilities, or (c) any other obligation hereunder then, in addition to any other right or remedy which such Buyer Indemnified Party may have, Buyer may withhold or offset the amount described in clauses (a), (b) and (c) by any amount due under the Note.
6.10    Tax Treatment of Indemnification. All indemnification obligations satisfied under this Agreement, whether in cash or by offset, shall be treated by the parties as an adjustment to the purchase price for federal and state tax purposes, unless otherwise required by law.
ARTICLE 7
MISCELLANEOUS
7.1    Waiver. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any party shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege. Any waiver under this Agreement must be in writing, signed by the waiving party.
7.2    Severability. If any term or provision of this Agreement or any other Transaction Document is determined to be invalid, illegal or unenforceable by any court, agency or tribunal of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other Transaction Document or invalidate or render unenforceable such term or provision in any other jurisdiction. Unless expressly provided otherwise in this Agreement or any of the other Transaction Documents, the parties to the applicable Transaction Document shall negotiate in good faith to modify such Transaction Document so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.
7.3    Amendment; Assignment. This Agreement may not be amended except by an instrument in writing signed by Buyer and Seller Parties. This Agreement and all provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by any party hereto without the prior written consent of the other party; provided, however, that Buyer may assign this Agreement or delegate the performance of its obligations to a subsidiary or Affiliate of Buyer or without the consent of Seller Parties so long as such assignment or delegation, in no way limits, diminishes or alters the nature or extent of Seller Parties’ rights, interests, or remedies herein. Notwithstanding anything in this Agreement to the contrary, expressed or implied, this Agreement is not intended to confer any rights or remedies on any person other than the parties and their respective successors and permitted assigns.
7.4    Entire Agreement. Except as otherwise provided in this Agreement, this Agreement and the other Transaction Documents set forth the entire understanding of the parties with respect to the subject matter hereof and thereof and this Agreement and the other Transaction Documents supersedes all prior agreements concerning the subject matter hereof and thereof. No party is relying upon any statement or representation of any other party except as expressly set forth herein and each party is relying on its own judgment in connection with the execution of this Agreement and the other Transaction Documents and the consummation of the Transactions.
7.5    Notices. All notices, claims, certificates, requests, demands and other communications pursuant to this Agreement or any other Transaction Document shall be in writing and shall be deemed to have been duly given to Buyer or to all Seller Parties, as the case may be, (a) when delivered, if delivered by hand; (b) one business day after transmitted, if transmitted by a nationally-recognized overnight courier service, (c) when sent by facsimile, if sent by facsimile transmission which is confirmed; or (d) three business days after mailing, if mailed by registered or certified mail, postage prepaid, return receipt requested, and in each case to the parties at the following addresses (or at such other address for such party as shall be specified in a notice given in accordance with this Section 7.5):
If to Seller Parties:    Correct Health
3384 Peachtree Road, N.E., Suite 700
Atlanta, Georgia 30326
Attention: Dr. Carlo A. Musso

with copy to, which shall not constitute notice to Seller Parties:

Correct Health
3384 Peachtree Road, N.E., Suite 700
Atlanta, Georgia 30326

Attention: Stacy M. Blackman

If to Buyer:        ACSH Urgent Care of Georgia, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas  75240
Attention: Matthew D. Thompson, CFO

with copies to, which shall not constitute notice to Buyer:

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
420 20th Street North, Suite 1400
Birmingham, Alabama 35203
Attention: Adam S. Winger

7.6    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its provisions concerning conflicts or choice of law.
7.7    Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING FROM OR RELATING TO THE TRANSACTIONS, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE TRANSACTIONS, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
7.8    Costs of Enforcement. If Buyer or any Seller Party files suit or other action to enforce the terms of this Agreement or to obtain performance as required in this Agreement, then the prevailing party in any such suit or action will be entitled to recover all reasonable costs, including reasonable attorneys’ fees and costs, from the non-prevailing party as part of any judgment in such suit or action. The term “prevailing party” will mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint.
7.9    Schedules and Exhibits; Usage. All Schedules and Exhibits attached hereto are hereby incorporated in this Agreement as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule or Exhibit shall have the meanings assigned to such terms in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time may be amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
7.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.
7.11    No Requirement To Refer. Notwithstanding anything contained herein, nothing in this Agreement shall be construed to induce, encourage, solicit or reimburse the referral of any patients or business, including any patients or business funded in whole or part by federal or state government programs (i.e., Medicare, Medicaid, TRICARE, etc.) or to limit the freedom of any patient of Sellers, Buyer or any of their Affiliates to choose the hospital, healthcare facility or physician from whom such patient will receive medical services. The parties acknowledge that there is no requirement under this Agreement or any other agreement between the parties that Sellers or any of their Affiliates refer patients or business to Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or its Affiliates. No payment made under this Agreement will be in return for the referral of patients or business, including those paid in whole or part by federal or state government programs. The parties acknowledge that none of the benefits granted Seller Parties or any of their Affiliates hereunder are conditioned on any requirement that any such person make referrals to, be in a position to make or influence referrals to, or otherwise generate business for Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or any of their Affiliates.
7.12    Fair Value. Buyer and Sellers acknowledge that the terms of this Agreement have been negotiated at arms’ length and that the Purchase Price constitutes fair value for the Purchased Assets.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of Buyer and each of the Seller Parties as of the Effective Date.

BUYER:

ACSH URGENT CARE OF GEORGIA, LLC,
a Georgia limited liability company

By: /s/ Matthew D. Thompson
Name:    Matthew D. Thompson
Title:    Chief Financial Officer

SELLER PARTIES:

CORRECTMED, LLC,
a Delaware limited liability company

By: /s/ Carlo A. Musso, M.D.
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED SCOTT, LLC,
a Georgia limited liability company

By: /s/ Carlo A. Musso, M.D.
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED LOCUST GROVE, LLC,
a Georgia limited liability company

By: /s/ Carlo A. Musso, M.D.
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

TRIAGE HOLDING, INC.,
a Georgia corporation

By: /s/ Carlo A. Musso, M.D.
Name:    Carlo A. Musso, M.D.
Title:    President

CARLO A. MUSSO, M.D.

Sign: /s/ Carlo A. Musso, M.D.
Print: Carlo A. Musso, M.D.

[Signature page to Asset Purchase Agreement]
2928581-000004

EXHIBIT A

PROMISSORY NOTE

$500,000                                     [CLOSING DATE]

FOR VALUE RECEIVED, ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Borrower”), hereby promises to pay to TRIAGE HOLDING, INC., a Georgia corporation, (“Lender”), on behalf of Lender, CorrectMed, LLC, a Delaware limited liability company, , CORRECTMED LOCUST GROVE, LLC, a Georgia limited liability company and CORRECTMED SCOTT, LLC, a Georgia limited liability company, and CARLO A. MUSSO, M.D., a resident of the State of Georgia (collectively, “Seller Parties”) at Carlo A. Musso, M.D., 3384 Peachtree Road, NE, Suite 700 Atlanta, Georgia 30326, or at such other place as may be designated in writing by Lender from time to time (the “Lender Address”), the principal sum of $500,000, together with interest on the unpaid balance thereof at the rate, on the terms and subject to the conditions set forth herein.
This Promissory Note (this “Note”) is delivered by Borrower pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement dated as of [CLOSING DATE], by and among Borrower and Seller Parties (the “Purchase Agreement”). Capitalized terms used and not otherwise defined in this Note shall have the meanings ascribed to such term in the Purchase Agreement.
1.Interest Rate. The unpaid principal balance of the Note shall bear simple interest at a fixed interest rate of five percent (5%) per annum (the “Interest Rate”). In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. If any payment of interest or in the nature of interest would, under applicable law, cause the foregoing interest rate limitation to be exceeded, then the excess payment shall be credited as a payment of principal, unless Borrower notifies Lender that Borrower desires to have the excess sum returned to Borrower.
2.Maturity. If not sooner prepaid pursuant to the terms of this Note, the unpaid principal balance and all accrued but unpaid interest under this Note shall be due and payable one year from the date of this Note (the “Maturity Date”).
3.Prepayment. The principal amount of this Note may be prepaid in full or in part at any time without penalty. Any such prepayment shall be first applied to accrued but unpaid interest, and the balance, if any, to principal.
4.Method of Payment. Payments made pursuant to this Note shall be made in cash or immediately available funds to the Lender Address or by electronic or wire transfer to an account designated by Lender in writing. By Lender's acceptance of this Note, each Seller Party acknowledges that Borrower has been directed by Seller Parties to make all payments under this Note directly to Lender on behalf of Seller Parties, and that upon satisfaction of all payments pursuant to this Note, Borrower's obligations to Seller Parties under this Note shall be deemed satisfied in full. Upon such satisfaction, Lender shall deliver this Note to Buyer with an indication on the face of the Note that the Note has been paid in full.

EXHIBIT A

5.Adjustment of Principal. Pursuant to Section 1.6 of the Purchase Agreement, the principal amount of this Note shall be increased or decreased, as the case may be, by the Working Capital Adjustment. The Working Capital Adjustment to this Note shall be effective for all purposes as of (a) the date the Post-Closing Statement is delivered to Seller Parties if no Objection Statement is timely delivered by Seller Parties, and (b) the date all disputes concerning the Post-Closing Calculation are finally resolved if an Objection Statement is timely delivered in accordance with Section 1.6 of the Purchase Agreement.
6.Offset by Borrower. Borrower may offset amounts owed to Borrower by any Seller Party under any of the Transaction Documents against any amount owed to Lender by Borrower under this Note, whether or not such amounts are currently due under this Note.
7.Applicable Law. This Note shall be governed by, and construed and enforced under, the laws of the State of Delaware (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each Seller Party and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in Dallas, Texas for the enforcement of any and all obligations hereunder.
8.Execution and Delivery. Notwithstanding anything to the contrary set forth herein, this Note shall be executed and delivered at the location designated for Closing in the Purchase Agreement.
9.Headings. The headings of the sections, subsections, paragraphs and subparagraphs of this Note are used only for convenience of reference and shall not be considered in construing the contents of this Note.
10.Severability. No determination by any court, agency or other governing body that any provision of this Note is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.
11.Waiver of Jury Trial. EACH OF BORROWER AND EACH SELLER PARTY BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER OR HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER UPON CONSULTATION WITH COUNSEL OF BORROWER’S CHOICE. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

EXHIBIT A

12.Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by Borrower and Lender.
13.Not a Negotiable Instrument. This Note shall not be deemed to be a negotiable instrument, and the rights and obligations under this Note may not be assigned or delegated by Borrower or any Seller Party without the other party’s prior written consent.
14.Relationship. Nothing contained in this Note shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and any Seller Party.

EXHIBIT A

IN WITNESS WHEREOF, the undersigned has executed this Note in favor of Lender as of the Closing Date.

BORROWER:

ACSH URGENT CARE OF GEORGIA, LLC,
a Georgia limited liability company

By:
Name:    Matthew D. Thompson
Title:    Chief Financial Officer

EXHIBIT B

BILL OF SALE
1.Sale and Transfer of Purchased Assets. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by that certain Asset Purchase Agreement dated as of [CLOSING DATE] (the “Effective Date”), by and among ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Buyer”), and CorrectMed, LLC, a Delaware limited liability company, CORRECTMED LOCUST GROVE, LLC, CORRECTMED SCOTT, LLC, each a Georgia limited liability company, TRIAGE HOLDING, INC., a Georgia corporation and CARLO A. MUSSO, M.D., a resident of the State of Georgia (collectively “Seller Parties”) (the “Purchase Agreement”), Seller Parties hereby sell, assign, transfer, convey and deliver to Buyer, effective as of 12:01 a.m. Dallas, Texas time on [CLOSING DATE], all of Seller Parties' right, title and interest in and to the Purchased Assets. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

2.Terms of the Purchase Agreement. The terms and conditions of the Purchase Agreement, including, without limitation, the representations, warranties, covenants, agreements and indemnities are incorporated herein by this reference.

3.Further Assurances. Seller Parties for their selves and their successors and assigns, hereby covenant and agree that, at any time and from time to time upon the written request of Buyer, Seller Parties will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Purchased Assets.

EXHIBIT B

IN WITNESS WHEREOF, Seller Parties have duly executed this Bill of Sale as of Effective Date.

SELLER PARTIES:

CorrectMed, LLC,
a Delaware limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED SCOTT, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED LOCUST GROVE, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

TRIAGE HOLDING, INC.,
a Georgia corporation

By:
Name:    Carlo A. Musso, M.D.
Title:    President

CARLO A. MUSSO, M.D.

Sign:
Print: Carlo A. Musso, M.D.

EXHIBIT C

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of [CLOSING DATE] (the “Effective Date”), by and between ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Company”), and CARLO A. MUSSO, M.D., a resident of the State of Georgia (“Consultant”).
RECITALS:
A.Pursuant to that certain Asset Purchase Agreement dated as of [CLOSING DATE] by and among CORRECTMED, LLC, a Delaware limited liability company, CORRECTMED LOCUST GROVE, LLC, CORRECTMED SCOTT, LLC, each a Georgia limited liability company, TRIAGE HOLDING, INC., a Georgia corporation and Consultant (collectively “Seller Parties”) and Buyer (the “Purchase Agreement”), Seller Parties sold, transferred and assigned, and Buyer purchased, substantially all of the assets used or held for use in connection with the operation of the Business. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.Consultant, as a former owner of the Business, has specialized knowledge regarding the operation of the Business.
C.Company desires to engage Consultant, as an independent contractor, to provide the consulting, advisory and other services requested by Buyer relating to the post-Closing transition of the Business (the “Services”).
NOW THEREFORE, in consideration of the Purchase Price paid to Seller Parties pursuant to the Purchase Agreement, the covenants, warranties and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:
1.Retention and Engagement.     Company hereby retains and engages Consultant, as an independent contractor, to provide the Services on an as-needed basis, and Consultant hereby accepts such retention and engagement each on the terms and conditions provided herein.
2.Term.    The term of this Agreement shall commence on the Effective Date and unless sooner terminated as provided herein, shall remain in full force and effect for one year thereafter (the “Initial Term”). Upon the written agreement of both parties at least 90 days prior to the expiration of the Initial Term, this Agreement may be extended for an additional one-year term commencing immediately upon the expiration of the Initial Term on terms and conditions identical to those applicable during the Initial Term (the “Renewal Term” and together with the Initial Term, the “Term”).
3.Duties. Consultant shall use Consultant’s best efforts, and shall devote the necessary time and energy, to perform the Services in a timely manner. Notwithstanding the generality of the foregoing, the parties anticipate that the fulfillment of Consultant’s obligations hereunder will require approximately four hours per month. Consultant acknowledges that in performing the Services, Consultant will have no authority to bind Company in any manner without the prior written consent of Company. Consultant shall perform the Services in accordance and compliance with all applicable local, state and federal laws, rules and regulations.

EXHIBIT C

4.Relationship. The Services shall be performed by Consultant as an independent contractor and not as an employee. The manner and means by which Consultant performs the Services will be at the sole discretion and under the sole control of Consultant. This Agreement is not intended to create, and shall not be deemed to create, a partnership, joint venture or joint undertaking, nor the relationship of employer/employee between the parties.
5.Expenses; Benefits. Company shall not be obligated to reimburse Consultant for any out-of-pocket expenses incurred by Consultant in performing the Services unless such expenses are approved by Company, in writing, prior to Consultant’s incurrence of such expenses. No benefit provided by Company to its employees, including but not limited to, workers compensation insurance, unemployment insurance, employee medical insurance, retirement, profit sharing, overtime, bonus, vacation, holiday pay or other employee benefits shall be available to Consultant by virtue of this Agreement.
6.Representations and Warranties. Consultant represents and warrants to Company as follows: (a) Consultant is not bound by any agreement or arrangement which would preclude Consultant from entering into this Agreement or from fully performing the Services, (b) Consultant has not been suspended, excluded from participation, debarred or sanctioned under any governmental reimbursement program (including Medicare and Medicaid), or any government licensing agency, and (c) Consultant has never been charged with or convicted of a criminal offense related to health care.
7.Termination. Notwithstanding any provision herein to the contrary, this Agreement may be terminated in accordance with the provisions of this Paragraph 7.
(a)This Agreement shall terminate immediately upon Consultant's death or inability for any reason whatsoever to effectively render the Services.
(b)Either party may terminate this Agreement immediately upon the material breach of this Agreement by the other.
(c)Upon termination of this Agreement for any reason, Consultant shall:
(i)immediately return all Company property to Company, which property shall include, without limitation, all equipment, keys, access cards and business records;
(ii)cooperate with Company in the defense of any claims or suits for acts or omissions occurring during Consultant’s engagement by Company;
(iii)cooperate with Company as may be necessary to ensure uninterrupted care of patients; and
(iv)not be entitled to keep or preserve records or charts of the Company or any patient of the Company.
8.Non-Competition; Non-Solicitation.     From the Effective Date and continuing until the second anniversary of the termination of this Agreement, (but in no event longer than five years after the Closing Date) (the “Covered Period”), Consultant shall not, directly or indirectly, for Consultant's own benefit or for that of others, within a radius of 25 miles of the Center or any other urgent care, occupational care or walk-in medical center that Company (or any of its Affiliates) opens, acquires, manages or commits to open (whether or not such commitment is binding), acquire or manage at any time prior to or during the term of this Agreement (each a “Protected Center”) (i) call upon, solicit, divert or take away, any patients, customers or clients seen or treated at any Protected Center, (ii) hire, attempt to hire, contact or solicit with respect to hiring, any employee or independent contractor employed or engaged by Buyer within the 24 month period immediately preceding the expiration of the Covered Period, (iii) provide services as an expert consultant or as

EXHIBIT C

an expert witness in any matter adverse to Company or any of its Affiliates without first obtaining the approval of Company, and (iv) own any interest in, lease, operate, manage, perform services for, extend credit to or otherwise participate in (e.g., as a medical director, owner, lender, employee, officer, consultant or contractor) any urgent care, occupational care or walk-in medical business within a 25 mile radius of a Protected Center. The foregoing is not intended nor shall it be interpreted to prohibit Consultant from referring any patient for any goods or services to any health care center that in Consultant’s independent medical judgment is in the best interests of such patient.
9.Dispute Resolution. All controversies, claims, issues and other disputes arising out of or relating to this Agreement or the breach of this Agreement (collectively, the “Disputes”) shall be subject to the applicable provisions of this Paragraph.
(a)All Disputes shall be settled by arbitration in Dallas, Texas, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Any disagreement as to whether a particular Dispute is subject to arbitration under this Paragraph shall be decided by arbitration in accordance with the provisions of this Paragraph. Judgment upon any award rendered by the arbitrator in any such arbitration may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have the power to grant all legal and equitable relief and remedies and award compensatory damages as provided for by law but shall not award any damages other than, or in excess of, compensatory damages. Nothing contained herein shall prohibit or restrict either party's right to seek equitable relief from a court including, without limitation, injunctive relief.
(b)The parties desire to avoid the time and expense related to a jury trial of any Dispute in the event that the arbitration provisions of subparagraph (a) are declared by a court of law to be unenforceable for any reason. Therefore, the parties, for themselves and their successors and assigns, hereby waive trial by jury of any Dispute. The parties acknowledge that this waiver is knowingly, freely, and voluntarily given, is desired by all parties and is the best interests of all parties.
(c)The parties shall share equally the fees and expenses of any arbitrator(s) and the costs of any facility used in connection with such dispute resolution procedures.
10.Confidentiality. Consultant agrees to maintain and hold as confidential and to not disclose the terms of this Agreement or any confidential or proprietary information that Consultant may be provided before or during the Term to any other person (with the exception of Consultant’s legal counsel), unless disclosure thereof is required by law or otherwise authorized by this Agreement or consented to in writing by Company. With respect to any patient or medical record information regarding Company's patients, Consultant shall comply with all federal and state laws and regulations, and all bylaws, rules, regulations, and policies of Company regarding the confidentiality of such information, including, without limitation, all applicable provisions and regulations of the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”). Consultant acknowledges that Consultant will be considered a “business associate” of Company, as such term is defined under HIPAA, and accordingly, Consultant shall execute and be bound by the provisions of the Business Associate Privacy, Security, and HITECH Addendum attached hereto as Exhibit A and incorporated herein.
11.General Provisions.
(a)Governing Law. This Agreement shall be governed, interpreted, construed and enforced according to the laws of the State of Georgia.

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(b)Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of each of the parties hereto and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns, and no person or entity shall acquire or have any right under or by virtue of this Agreement except as expressly provided herein.
(c)Notices. Any notice, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, or by a national overnight courier service, addressed as follows
If to Consultant:        Carlo A. Musso, M.D.
3384 Peachtree Road, NE, Suite 700
Atlanta, GA 30326

If to Company:        ACSH URGENT CARE OF GEORGIA, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas  75240
Attention: Matthew D. Thompson, CFO

(d)Assignment. Consultant shall not sell, assign, transfer or delegate any right or obligation under this Agreement to any person or entity without the express prior written consent of Company. Company may assign this Agreement at its discretion without further action or consent of Consultant.
(e)Survival. The representations and warranties, covenants, and agreements of the parties contained in this Agreement shall survive the expiration of this Agreement.
(f)Headings. The headings of the Paragraphs of this Agreement are inserted for convenience and general reference only, shall not be construed as part of this Agreement and shall in no way be construed as defining, limiting or affecting the scope or intent of the provisions of this Agreement.
(g)Waiver. No consent or waiver, expressed or implied, by any party with respect to any breach or default by any other party in the performance of any other party’s obligations hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default in the performance of the same or any other obligation of such other party hereunder. A party’s failure to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of any rights hereunder. The giving of consent by a party in any one instance shall not limit or waive the necessity of obtaining such party's consent in any future instance. Any consent required to be given hereunder shall be in writing unless otherwise provided herein.
(h)Severability of Provisions. The provisions of this Agreement shall be severable, and if any provision shall be invalid, void or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect.
(i)Further Assurances. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.
(j)Counterpart and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic

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mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(k)Attorneys’ Fees. If either party is required to engage an attorney to enforce any part of this Agreement, or if either party breaches any of the provisions or covenants contained in this Agreement, then the breaching party shall pay the reasonable attorneys’ fees and expenses actually incurred by the non-breaching party in enforcing this Agreement or resulting from such breach.
Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior agreements and understandings of the parties, oral or written, with respect to the subject matter hereof. This Agreement may be modified only by an agreement in writing executed by all of the parties hereto. No amendment, modification, termination or waiver of compliance with any provision of this Agreement will be valid or effective unless in writing and signed by the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

COMPANY:

ACSH URGENT CARE OF GEORGIA, LLC,
a Georgia limited liability company

By:
Name:    Matthew D. Thompson
Title:    Chief Financial Officer

CONSULTANT:

Sign:
Print: Carlo A. Musso, M.D.

EXHIBIT C

Exhibit A

Exhibit A

Business Associate Privacy, Security, and HITECH Addendum

See attached.
BUSINESS ASSOCIATE PRIVACY, SECURITY, AND HITECH ADDENDUM

This Business Associate Privacy, Security, and HITECH Addendum (this “Addendum”) is made and entered into as of [CLOSING DATE] by and between ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Covered Entity”), and CARLO A. MUSSO, M.D. a resident of the State of Georgia (“Business Associate”) (each a “Party” and, collectively, the “Parties”).
RECITALS:
A.    Covered Entity and Business Associate have entered into the Consulting Agreement dated as of the Effective Date as defined therein (the “Agreement”);
B.    Pursuant to the Agreement, Business Associate provides certain consulting and advisory services to Covered Entity, including services requiring Business Associate to have access to Protected Health Information (as defined below);
C.    The services provided by Business Associate to Covered Entity cause Business Associate to be considered a “business associate” as defined and governed by the Health Insurance Portability and Accountability Act of 1996 (the “HIPAA Act”), as amended by the Health Information Technology for Economic and Clinical Health Act under the American Recovery and Reinvestment Act of 2009, Pub. L. No. 111-5, (the “HITECH Act”) and these Acts' implementing regulations found at 45 C.F.R. Parts 160, 162 and 164, as may be amended from time to time and the regulations commonly known as the “Enforcement Rule” found at 68 Fed. Reg. 18895 and 71 Fed. Reg. 8390, as may be amended from time to time (all statutes and regulations referenced in this clause shall be collectively referred to herein as “HIPAA” for ease of reference.); and
D.    Covered Entity and Business Associate desire to modify the Agreement to include certain provisions required by HIPAA.
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and the provision of Protected Health Information by Covered Entity to Business Associate under the Agreement in reliance on this Addendum, the Parties agree as follows:
1.Definitions. For purposes of this Addendum, the terms below shall have the meanings given to them in this Section. The terms used in this Addendum that are not otherwise defined shall have the meaning assigned to those terms in HIPAA and its corresponding guidance(s). To the extent HIPAA is amended, this Addendum shall be modified automatically (with regard to the Addendum's defined terms and undefined terms)

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to correspond to the meaning of terms as defined in HIPAA.
(a)“Administrative Safeguards” means the administrative actions, and policies and procedures, to manage the selection, development, implementation, and maintenance of security measures to protect Electronic PHI and to manage the conduct of Covered Entity’s workforce in relation to the protection of that information.
(b)“Availability” means the property that data or information is accessible and useable upon demand by an authorized person.
(c)“Breach of Unsecured PHI” shall have the meaning given to the terms “Breach” and “Unsecured Protected Health Information” in 45 C.F.R. § 164.402, as may be amended from time to time.
(d)“Confidentiality” means the property that data or information is not made available or disclosed to unauthorized persons or processes.
(e)“Covered Entity” shall have the meaning given to that term in 45 C.F.R. § 160.103, as may be amended.
(f)“Data Aggregation” shall mean, with respect to PHI created or received by Business Associate in its capacity as the business associate of Covered Entity, the combining of such PHI by Business Associate with the PHI received by Business Associate in its capacity as a business associate of another Covered Entity, to permit data analyses that relate to the Health Care Operations (defined below) of the respective Covered Entity(s). The meaning of “data aggregation” in this Addendum shall be consistent with the meaning given to that term in the HIPAA Privacy Rule at 45 C.F.R. § 164.501.
(g)“Designated Record Set” shall mean a group of Records maintained by or for the Covered Entity that: (a) consists of medical records and billing records about individuals maintained by or for the Covered Entity; (b) consists of the enrollment, payment, claims adjudication, and case or medical management record systems maintained by or for a health plan; or (c) consists of Records used, in whole or part, by or for the Covered Entity to make decisions about individuals. As used herein, the term “Record” shall mean any item, collection or grouping of information that includes PHI and is maintained, collected, used or disseminated by or for a health care provider. The meaning of Designated Record Set in this Addendum shall be consistent with the meaning given to that term at 45 C.F.R. § 164.501.
(h)“De-Identify” shall mean to alter the PHI such that the resulting information meets the requirements described in 45 C.F.R. § 164.514(a) and (b).
(i)“Effective Date” means the effective date of the Agreement.
(j)“Electronic Media” means (1) Electronic storage media including memory devices in computers (hard drives) and any removable/transportable digital memory medium, such as magnetic tape or disk, optical disk, or digital memory card; or (2) Transmission media used to exchange information already in electronic storage media. Transmission media include, for example the internet (wide-open), extranet (using internet technology to link a business with information accessible only to collaborating parties), leased lines, dial-up lines, private networks, and the physical movement of removable/transportable electronic storage media.
(k)“Electronic Protected Health Information or Electronic PHI” means Protected Health Information as defined by this Addendum that is transmitted by or maintained in Electronic Media.
(l)“Health Care Operations” shall have the meaning given to that term at 45 C.F.R. § 164.501.

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(m)“HHS” shall mean the U.S. Department of Health and Human Services.
(n)“HIPAA Privacy Rule” shall mean the regulations and applicable subparts found at 45 C.F.R. parts 160 and 164, as may be amended from time to time.
(o)“HIPAA Security Rule” shall mean the regulations and applicable subparts found at 45 C.F.R. parts 160, and 164, as may be amended from time to time.
(p)“Information System” means an interconnected set of information resources under the same direct management control that shares common functionality. A system normally includes hardware, software, information, data, applications, communications, and people.
(q)“Integrity” means the property that data or information have not been altered or destroyed in an unauthorized manner.
(r)“Physical Safeguards” means physical measures, policies, and procedures to protect a Covered Entity’s electronic information systems and related buildings and equipment, from natural and environmental hazards, and unauthorized intrusion.
(s)“Protected Health Information or PHI” shall mean information created, transmitted or maintained in any form or medium on behalf of Covered Entity, including demographic information collected from an individual, that
(i)is created or received by a health care provider, health plan, employer, or health care clearinghouse; and
(ii)relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present, or future payment for the provision of health care to an individual, and (a) identifies the individual or (b) with respect to which there is a reasonable basis to believe the information can be used to identify the individual.
The meaning of Protected Health Information or PHI in this Addendum shall be consistent with the meaning given to that term in the HIPAA Privacy Rule and HIPAA Security Rule.
(t)“Required by Law” shall have the meaning given that term in 45 C.F.R. § 164.103.
(u)“Security Incident” means the successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system.
(v)“Technical Safeguards” means the technology and the policy and procedures for its use that protect Electronic PHI and control access to it.
2.Use and Disclosure of PHI.
(a)Except as otherwise provided in this Addendum, Business Associate may use or disclose PHI as reasonably necessary to provide the services described in the Agreement, or as otherwise permitted or required of Business Associate by this Addendum or as Required by Law, provided that, such disclosure does not violate HIPAA.
(b)Except as otherwise limited by this Addendum, Business Associate may perform Data Aggregation services for the Covered Entity to the extent such services are required in the Agreement.
(c)Except as otherwise limited by this Addendum, Covered Entity authorizes Business Associate to use the PHI in its possession for the proper management and administration of Business Associate’s business and to carry out its legal responsibilities. Business Associate may disclose PHI for its proper management and administration, provided that (i) such disclosures are

EXHIBIT C

Required by Law; or (ii) Business Associate obtains, in writing, prior to making any disclosure to a third party (a) reasonable assurances from such third party that the PHI will be held confidential as provided under this Addendum and used or further disclosed only as Required by Law or for the purpose for which it was disclosed to such third party; and (b) an agreement from such third party to notify Business Associate immediately of any breaches of the confidentiality of the PHI or Breach of Unsecured PHI.
(d)Business Associate shall not use or disclose PHI in a manner other than as provided in this Addendum, as allowed by HIPAA, or as Required by Law. Business Associate will not use or disclose PHI in any manner that would violate applicable laws or regulations, including, without limitation, HIPAA, as may be amended from time to time.
(e)Upon request, Business Associate shall make available to Covered Entity any of Covered Entity’s PHI that Business Associate, or any of Business Associate's agents or subcontractors, have in their possession.
(f)Business Associate agrees to comply with HIPAA minimum necessary requirements at 45 C.F.R. § 164.502(b), as may be amended for time to time.
3.Safeguards Against Misuse of PHI. Business Associate shall use appropriate safeguards to prevent the use or disclosure of PHI other than as provided by this Addendum in compliance with HIPAA. Business Associate specifically agrees to comply with the HIPAA Privacy and Security Rules that are applicable to Business Associate. Business Associate agrees to take reasonable steps to ensure that the actions or omissions of its employees or agents do not cause Business Associate to breach the terms of this Addendum. Business Associate shall implement Administrative, Physical, and Technical Safeguards that reasonably and appropriately protect the Confidentiality, Integrity, and Availability of the Electronic PHI that Business Associate creates, receives, maintains, or transmits on behalf of Covered Entity in compliance with the HIPAA Security Rule.
4.Monitoring and Reporting Disclosures and Breaches of PHI. Business Associate agrees to and represents and warrants that it will exercise reasonable diligence to detect a Breach of Unsecured PHI and to report to Covered Entity any Breach of Unsecured PHI. Specifically, Business Associate shall report to Covered Entity in writing any unauthorized use or disclosure of PHI, including but not limited to the following: (1) any Security Incident involving Electronic PHI of which it becomes aware, and/or (2) any potential Breach of Unsecured PHI. Business Associate agrees to report any such unauthorized use or disclosure within twenty-four (24) hours of becoming aware of such use or disclosure and agrees to provide such report in the manner and with the content required by HIPAA and Covered Entity. Subject to indemnification provisions noted herein, Business Associate agrees that it shall be the sole decision of Covered Entity to correspond with or notify individuals regarding potential or actual Breaches of Unsecured PHI, unless Covered Entity directs Business Associate to make such correspondences or notices.
5.HIPAA HITECH Compliance. Notwithstanding additional provisions specifically required by this Addendum, as of the date and in the manner required of business associates by law, Business Associate agrees to and represents and warrants that it will comply with all privacy and security requirements of HIPAA including the HITECH Act (codified at 42 U.S.C. §§ 17921 - 17954) requirements that apply to business associates, and Business Associate also agrees to comply with all regulations issued to implement HIPAA and/or HITECH Act statutory requirements.
6.Mitigation of Disclosures of PHI. Business Associate shall mitigate, to the greatest extent practicable, any harmful effect that is known to Business Associate of any use or disclosure

EXHIBIT C

of PHI by Business Associate or its agents or subcontractors in violation of the requirements of this Addendum.
7.Agreements with Agents or Subcontractors. Business Associate agrees not to subcontract out any services involving the disclosure of PHI without the express written consent of Covered Entity. Business Associate shall ensure that any of its agents or subcontractor that have access to or to which Business Associate provides PHI agree in writing to comply with HIPAA, this Addendum and comply as otherwise required by law.
8.Access to PHI by Individuals.
(a)Upon request, Business Associate agrees to furnish Covered Entity with PHI maintained in a Designated Record Set in the time, manner, form and format designated by Covered Entity to allow Covered Entity to comply with 45 C.F.R. § 164.524.
(b)In the event any individual (or personal representative) requests access to the individual’s PHI directly from Business Associate, Business Associate within five (5) business days of request, shall forward such request to Covered Entity. Business Associate shall respond to the individual's request only upon direction by Covered Entity. The decision to disclose PHI requested by an individual or a personal representative shall be determined solely by the Covered Entity.
9.Amendment of PHI.
(a)Upon request and instruction from Covered Entity, Business Associate shall amend PHI or a Record about an individual in a Designated Record Set that is maintained by, or otherwise within the possession of, Business Associate as directed by Covered Entity in accordance with procedures established by 45 C.F.R. § 164.526. Any request by Covered Entity to amend such information shall be completed by Business Associate within fifteen (15) business days of Covered Entity’s request.
(b)In the event any individual requests that Business Associate amend such individual’s PHI or Record in a Designated Record Set, Business Associate within five (5) business days, shall forward such request to Covered Entity. Any amendment of, or decision not to amend, the PHI or Record as requested by an individual shall be determined by the Covered Entity.
10.Accounting of Disclosures.
(a)Business Associate shall make available information related to such disclosures as would be required for Covered Entity to respond to a request for an accounting of disclosures in accordance with 45 C.F.R. § 164.528. At a minimum, upon request, Business Associate shall furnish Covered Entity the following: (i) the date of disclosure of PHI; (ii) the name of the entity or person who received PHI, and, if known, the address of such entity or person; (iii) a brief description of the PHI disclosed; and (iv) a brief statement of the purpose of the disclosure, which includes the reason for such disclosure.
(b)Business Associate shall document any disclosures of PHI made by Business Associate, in the same manner required of Covered Entity by 45 C.F.R. § 164.528, as may be amended from time to time. Business Associate hereby agrees to implement an appropriate recordkeeping system to enable it to comply with the requirements of this Section. Business Associate agrees to retain such records for a minimum of six (6) years.
(c)Business Associate shall furnish to Covered Entity (or to the individual requestor only upon Covered Entity's direction) information collected in accordance with this Section, in the time and manner designated by the Covered Entity, to permit Covered Entity to comply with 45 C.F.R. § 164.528, as may be amended from time to time.

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(d)In the event an individual delivers the request for an accounting directly to Business Associate, Business Associate shall within five (5) days forward such request to Covered Entity. Covered Entity shall determine the manner for preparing and delivering any accounting requested.
11.Request for Restrictions/Confidential Communications. Business Associate agrees to comply with any restriction to the use or disclosure of PHI or confidential communications that Covered Entity has agreed to in accordance with 45 C.F.R. § 164.522 (a) and (b), or as otherwise required of a Covered Entity by HIPAA. Business Associate agrees to comply with an individual's request for restriction of disclosure to the individual's health plan for purposes of payment or health care operations, if the PHI to be disclosed pertains solely to a health care item or service for which Covered Entity (or other covered entity) has been paid out of pocket in full, to the extent required by HIPAA.
12.Availability of Books and Records. Business Associate shall make available its internal practices, books, agreements, records, and policies and procedures relating to the use and disclosure of PHI to Covered Entity and, upon request, to HHS for purposes of determining compliance with HIPAA and this Addendum. Notwithstanding the foregoing, prior to any such disclosure to HHS or any other federal or state agency, Business Associate shall notify Covered Entity immediately of such request and shall furnish Covered Entity with copies of such request and Business Associate's response. Covered Entity and Business Associate agree to work together in responding to such request.
13.Term and Termination
(a)This Addendum shall become effective on the Effective Date and shall continue in effect until all obligations of the Parties have been met under the Agreement and under this Addendum.
(b)Covered Entity may terminate immediately this Addendum, the Agreement, and any other related agreements if the Covered Entity makes a determination that the Business Associate has breached a material term of this Addendum.
(c)Upon termination of the Agreement for any reason, all PHI maintained by Business Associate shall be returned to Covered Entity (or other party upon Covered Entity direction) by Business Associate in the manner and format required by Covered Entity. Business Associate shall not retain any copies of such information. This provision shall apply to PHI in the possession of Business Associate’s agents and subcontractors. If return of the PHI is not feasible, Business Associate shall furnish Covered Entity notification, in writing, of the conditions that make return infeasible. Upon sole determination by Covered Entity that return or destruction of the PHI is infeasible, Business Associate agrees to extend the protections of this Addendum to such information for as long as Business Associate retains such information and limit further uses and disclosures to those purposes that make the return or destruction of the information not feasible. This Section shall survive any termination of this Addendum.
14.Effect of Addendum.
(a)To the extent the Parties have previously entered into a business associate relationship relative to the Agreement and such relationship continues to exists, in any manner through a stand-alone business associate agreement, business associate terms/provisions/sections incorporated into the Agreement, a business associate amendment/addendum/appendix, surviving termination obligations or any other contracting mechanism that obligated Business Associate as a business associate (collectively referred to as “BA Terms”), this Addendum hereby supersedes,

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updates and replaces any such BA Terms or business associate obligations.
(b)This Addendum is a part of and subject to the terms of the Agreement, except that to the extent any terms of this Addendum conflict with any term of the Agreement, the terms of this Addendum shall govern. In the event of inconsistency between the provisions of this Addendum and mandatory provisions of HIPAA, as amended, or their interpretation by any court or regulatory agency with authority over either Party hereto, HIPAA, as interpreted by such court or agency, shall control. Where the provisions of this Addendum are different than those mandated by HIPAA, but are nonetheless permitted by such rules as interpreted by courts or agencies, the provisions of this Addendum shall control.
(c)Except as expressly stated herein or as provided by law, this Addendum shall not create any rights in favor of any third party.
15.No Agency Relationship. Parties expressly agree that no agency relationship is created by this Addendum or the Agreement with regard to Business Associate's HIPAA obligations.
16.Secure PHI; Encryption of PHI. Business Associate agrees to secure PHI in compliance with the safe harbors set forth in HHS Guidance “Specifying the Technologies and Methodologies that Render PHI Unusable, Unreadable, or Indecipherable,” published in 74 Fed. Reg. 19006 (Apr. 27, 2009), as may be amended from time to time and HHS Certified Electronic Records Technology Standards, Implementation Specifications and Certification Criteria at 45 C.F.R. Part 170.
17.Indemnification. Business Associate hereby agrees to indemnify, defend, and hold harmless Covered Entity, its officers, employees, and agents from and against any and all claims, losses, damages, costs, expenses, liabilities, assessments, judgments, or deficiencies of any nature whatsoever, including, without limitation, reasonable attorneys’ fees and other costs and expenses, suit, action, or proceeding, which may arise out of, result from, or constitute any Breach of any Unsecured PHI, or breach of contract, representation, warranty, or covenant contained in this Addendum. Business Associate further agrees to indemnify and hold harmless Covered Entity from any liability for claims for damages or injury against Covered Entity that are caused by or result from negligent acts or omissions by Business Associate in the performance of its HIPAA duties and obligations, together with all costs and expenses, including reasonable attorneys’ fees.
18.Insurance. Business Associate agrees to carry and warrants and represents that it does carry liability insurance to cover expenses (including but not limited to Breach of Unsecured PHI notification expenses, fraud alert expenses, mitigation of damages expenses, consultant fees, investigation/litigation costs, legal costs, etc.) associated with a Breach of Unsecured PHI and other HIPAA violations. Business Associate shall provide proof of such insurance upon request.
19.Marketing and Fundraising. Business Associate agrees to comply with the HIPAA requirements and prohibitions regarding marketing and fundraising - including any opt-out requirements.
20.Policies and Procedures; Training; Documentation. Business Associate agrees to develop policies and procedures to comply with HIPAA, to train its workforce on such policies, and to document such compliance, to the extent required by HIPAA. Business Associate agrees to maintain documentation as required by law.
21.Overseas Data and Cloud Computing. Business Associate agrees not to store or otherwise outsource PHI outside of the United States of America and agrees not to use cloud computing models, without notification and prior consent of Covered Entity.
22.Representation and Warranty. Business Associate represents and warrants that it is

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compliance with the regulatory requirements of this Addendum. Business Associate expressly acknowledges that it will be subject to the Enforcement Rule and both criminal and civil penalties for violations of this Addendum or HIPAA.
23.Regulatory References. A reference in this Addendum to a section in the HIPAA means a reference to the provision as in effect or as amended.
24.Sale of PHI. Business Associate agrees not to sale PHI or de-identified data to any third party.
25.Notices. All notices, requests and demands or other communications to be given hereunder to a Party shall be made via first class mail, registered or certified or express courier to such Party’s address given below:

If to Business Associate:    Carlo A. Musso, M.D.
3384 Peachtree Road, NE, Suite 700
Atlanta, GA 30326

If to Covered Entity:        ACSH URGENT CARE OF GEORGIA, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas  75240
Attention: Matthew D. Thompson, CFO

26.Amendments; Waiver. Except as otherwise provided herein, this Addendum may not be modified, nor shall any provision be waived or amended, except in writing duly signed by authorized representatives of the Parties. The Parties agree to modify this Addendum as necessary for Covered Entity to comply with HIPAA. A waiver with respect to one event shall not be construed as continuing, or as a bar to or waiver of any right or remedy as to subsequent events.

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IN WITNESS WHEREOF, this Addendum is executed by the Parties as of the Effective Date.

COVERED ENTITY:

ACSH URGENT CARE OF GEORGIA, LLC,
a Georgia limited liability company

By:
Name:    Matthew D. Thompson
Title:    Chief Financial Officer

BUSINESS ASSOCIATE:

Sign:
Print: Carlo A. Musso, M.D.

EXHIBIT D

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (the “Agreement”) is made and entered into as of [CLOSING DATE] (the “Effective Date”), by and among ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company, (“Buyer”) and CorrectMed, LLC, a Delaware limited liability company, CORRECTMED LOCUST GROVE, LLC, CORRECTMED SCOTT, LLC, each a Georgia limited liability company, TRIAGE HOLDING, INC., a Georgia corporation and CARLO A. MUSSO, M.D., a resident of the State of Georgia (collectively, “Seller”).
RECITALS:
A.Seller and Buyer are party to that certain Asset Purchase Agreement dated as of the Closing Date (the “Purchase Agreement”). Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.Seller is the sole owner of all common law rights, title and interest in and to the tradename “CorrectMed” (including all derivations thereof, the “Trade Name”), and all rights, title and interest in and to other trademarks, trade names, business names, service marks, mascots, emblems, logos, letterheads, trade secrets, websites, email addresses, social media pages, blogs and copyrights owned and used by Seller in connection with the Business prior to Closing (the “Licensed Property”) including but not limited to the Intellectual Property listed on Exhibit A.
C.In connection with Buyer's purchase of substantially all of the assets of the Business, Buyer desires to utilize the Licensed Property in connection with the operation of the Business.
D.Buyer desires to license from Seller, and Seller desires to license to Buyer, the right to utilize the Licensed Property in connection with the Buyer’s operation of the Business, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the Purchase Price paid to Buyer pursuant to the Purchase Agreement, the premises and the mutual promises in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.License. Seller hereby grants to Buyer an exclusive, worldwide, transferable, irrevocable, right and license (the “License”) to use the Licensed Property in connection with Buyer’s marketing, advertising, promoting, selling, and operation of the Business, according to the terms and conditions of this Agreement.
2.Term. The term of this Agreement and the License shall commence on the Effective Date and unless earlier terminated pursuant to Section 9 below, shall continue in effect for a period of three years.
3.Protection and Maintenance. Seller shall protect and defend the Licensed Property and take such other actions reasonably necessary to prevent the material infringement or other unauthorized use of the Licensed Property. Buyer, at its sole expense and option, may assist Seller in the protection and defense of the Licensed Property including bringing or joining in any Legal Proceeding that Buyer deems necessary to prevent the material infringement or unauthorized use of the Licensed Property. Any damages or other proceeds received from an action involving the

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material infringement or unauthorized use of the Licensed Property shall be divided between Seller and Buyer based on the costs incurred by each party in pursuit of such action.
4.Right to Sublicense.     During the term of this Agreement, Buyer shall have the right to sublicense the Licensed Property to any Affiliate of Buyer without the prior written consent of the Seller.
5.Representations and Warranties. Seller represents that (a) it is the sole owner of each item included among the Licensed Property with full power and authority to license its use, and (b) the Licensed Property constitutes all of the intellectual property owned and used by Seller in connection with the operation of the Business prior to the Effective Date.
6.Ownership of Licensed Property. Seller agrees to indemnify and hold Buyer harmless from and against all Losses incurred as a result of or related to claims of third persons for intellectual property infringement, including, without limitation, trademark infringement and copyright infringement.
7.Discontinuance of Use. From the Effective Date until the termination or expiration of this Agreement, no Seller Party shall (a) conduct any business using the Trade Name, (b) enter into any transaction using the Trade Name, (c) have any commercial or non-commercial dealings with respect to the Trade Name (except as permitted or required to satisfy Seller Parties’ performance obligations under the Transition Services Agreement), or (d) represent or take any other action that suggests that it has the legal right to use the Trade Name.
8.Consideration. Except for the Purchase Price paid to Buyer pursuant to the Purchase Agreement and the premises and the mutual promises in this Agreement, there shall be no additional consideration or royalty due hereunder.
9.Termination.      Buyer may terminate this Agreement for any or no reason and at any time by delivery of written notice to Seller indicating Buyer’s intent to terminate.
10.Notices. Any notices required or permitted to be given under this Agreement shall be in writing and given pursuant to the process set forth for notice in the Purchase Agreement.
11.Amendment and Waivers. No amendment of any provision of this Agreement shall be valid unless in writing and signed by both parties.
12.Assignment; Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their successors. Neither party shall assign or otherwise transfer any of its rights or obligations hereunder this Agreement without the prior written consent of the other party.
13.Counterpart and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
14.Severability. Any provision of this Agreement that is invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable.
15.Governing Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.
16.Dispute Resolution. Except for equitable remedies, upon any disagreement, dispute or claim arising out of or relating to this Agreement, the parties shall meet and confer in good faith

EXHIBIT D

and use their reasonable best efforts to reach an agreement for the resolution of such controversy or dispute. In the event that the parties are unable to resolve any such controversy or dispute within 30 days, such controversy or dispute shall be resolved by binding arbitration before one arbitrator pursuant to the then-applicable rules of the American Health Lawyers Association. Arbitration proceedings shall be held in Dallas, Texas. The parties may, if they are able to do so, agree upon the arbitrator; otherwise, an arbitrator shall be selected in accordance with the American Health Lawyers Association Alternate Dispute Resolution Services Rules of Procedure for Arbitration. No one shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either party or its Affiliates. Each party shall pay its own expenses of arbitration and one-half of the expenses of the arbitrator. If any position by any party under this Agreement, or any defense or objection to such position, is deemed by the arbitrator to have been unreasonable, the arbitrator shall assess, as part of their award against the unreasonable party or reduce the award to the unreasonable party, all or part of the arbitration expenses (including reasonable attorneys’ fees) of the other party and of the arbitrator.
Entire Agreement. This Agreement supersedes all prior oral and written agreements and understandings and constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or rescinded except in writing, signed by both parties and any attempt to do so shall be void and of no effect.

EXHIBIT D

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the Effective Date.

LICENSEE:

ACSH URGENT CARE OF GEORGIA, LLC,
a Georgia limited liability company

By:
Name:    Matthew D. Thompson
Title:    Chief Financial Officer

LICENSOR:

CorrectMed, LLC,
a Delaware limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED SCOTT, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED LOCUST GROVE, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

TRIAGE HOLDING, INC.,
a Georgia corporation

By:
Name:    Carlo A. Musso, M.D.
Title:    President

CARLO A. MUSSO, M.D.

Sign:
Print: Carlo A. Musso, M.D.

EXHIBIT D

EXHIBIT A
Licensed Property

1.	“CorrectMed”

2.	“CorrectMed Scott”

3.	“CorrectMed Locust Grove”

4.	All email addresses ending in the domain name “correctmed.com”

5.	Logo of CorrectMed entities

6.	All corporate stationary of CorrectMed entities, including, but not limited to: letterhead, memorandum, facsimile cover sheets, business cards

7.	www.correctmed.com

8.	Any and all social media pages of CorrectMed entities, including, but not limited to Facebook, LinkedIn, and Twitter, etc.

9.	Any and all promotional items of CorrectMed entities
Any and all advertisements of CorrectMed entities

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), is made and entered into as of [CLOSING DATE] (the “Closing Date”), by and between ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Buyer”) and CorrectMed, LLC, a Delaware limited liability company, CORRECTMED LOCUST GROVE, LLC, CORRECTMED SCOTT, LLC, each a Georgia limited liability company, TRIAGE HOLDING, INC., a Georgia corporation and CARLO A. MUSSO, M.D., a resident of the State of Georgia (collectively, “Seller Parties”)

RECITALS:
A.Buyer and Seller Parties are parties to that certain Asset Purchase Agreement dated as of the Closing Date (the “Purchase Agreement”). Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.Subject to the terms and conditions of the Purchase Agreement, Seller Parties have agreed to assign all of their respective right, title and interest in, to and under the Assumed Contracts, to Buyer, and Buyer has agreed to assume and perform certain Liabilities under the Assumed Contracts as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:
1.Assignment and Assumption of Assumed Contracts. Seller Parties, to the extent permitted by applicable law, hereby assign to Buyer all of Seller Parties' right, title and interest in, to and under the Assumed Contracts and Buyer hereby assumes and agrees to pay, perform, fulfill and otherwise discharge when due all Liabilities relating to or arising from an Assumed Contract, but only to the extent such Liabilities do not relate to or arise from (a) a breach or failure to perform when due any of the terms of the Assumed Contracts prior to the Closing Date or (b) any action, omission or occurrence taking place prior to the Closing Date and resulting in any Liability under such Assumed Contracts.
2.No Other Assumption. Buyer does not assume any of the Retained Liabilities.
3.Binding Effect. This Agreement shall bind and inure to the benefit of parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.
4.Governing Law. This Agreement, and any and all claims arising hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
5.Further Assurances. Buyer and Seller Parties shall execute and deliver all such other instruments and agreements and take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

EXHIBIT E

6.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method approved by the receiving party, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

EXHIBIT E

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BUYER:

ACSH URGENT CARE OF GEORGIA, LLC,
a Georgia limited liability company

By:
Name:    Matthew D. Thompson
Title:    Chief Financial Officer

SELLER PARTIES:

CorrectMed, LLC,
a Delaware limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED SCOTT, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED LOCUST GROVE, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

TRIAGE HOLDING, INC.,
a Georgia corporation

By:
Name:    Carlo A. Musso, M.D.
Title:    President

CARLO A. MUSSO, M.D.

Sign:
Print: Carlo A. Musso, M.D.

EXHIBIT F

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT
This NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (the “Agreement”), dated effective as of [CLOSING DATE], (the “Effective Date”), is by and among ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Buyer”), and CORRECTMED, LLC, a Delaware limited liability company, CORRECTMED LOCUST GROVE, LLC, CORRECTMED SCOTT, LLC, each a Georgia limited liability company, TRIAGE HOLDING, INC., a Georgia corporation, CARLO A. MUSSO, M.D., a resident of the State of Georgia (collectively, “Seller Parties”).
RECITALS:
A.Pursuant to that certain Asset Purchase Agreement dated as of April 30, 2014 by and among Buyer and Seller Parties (the “Purchase Agreement”), on the Effective Date, Seller Parties sold, transferred and assigned, and Buyer purchased, substantially all of the assets used or held for use in connection with the operation of the Business. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.As a condition to Buyer’s entering into the Purchase Agreement, Buyer has required that Seller Parties, among other things, (1) enter into this Agreement, and (2) that Owner enter into a consulting agreement with Buyer to assist in the post-Closing operation of the Business (“Consulting Arrangement”),
C.Seller Parties have intimate knowledge of the Business which knowledge, if exploited, directly or indirectly, by any Seller Party in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of the Buyer to realize the benefits of its acquisition and protect and secure, among other things, (1) certain trade secrets of the Business; (2) valuable confidential and professional information of the Business; (3) relationships with existing patients; (4) and the goodwill associated with the Business and Purchased Assets.

NOW THEREFORE, in consideration of the Purchase Price paid to Seller Parties for the Purchased Assets, the covenants, warranties and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:
1.Acknowledgements.    Seller Parties acknowledge that the covenants contained in this Agreement are an essential part of the Purchase Agreement and that, but for Seller Parties’ agreement to comply with such covenants, Buyer would not have entered into the Purchase Agreement. Seller Parties further acknowledge that the terms and provisions of this Agreement are incorporated by reference into the Purchase Agreement.
2.Non-competition; Non-Solicitation. From the Effective Date and continuing until the third anniversary of the termination of Consulting Arrangement, (but in no event longer than five years after the Closing Date) (the “Covered Period”), none of the Seller Parties shall, directly or indirectly, for their own account or for others, within a radius of 25 miles of the Centers or any other urgent care, occupational care or walk-in medical center that Buyer or any of its Affiliates opens, acquires, manages or commits (whether or not such commitment is binding) to open, acquire, or manage at any time prior to or during the term of the Consulting Arrangement (each a “Protected

EXHIBIT F

Center”) (a) call upon, solicit, divert or take away, any patients, customers or clients seen or treated at any Protected Center, (b) except for Walter Smith, M.D., Phillip Nowlin, M.D., and Eric Rose, PA-C, hire, attempt to hire, contact or solicit with respect to hiring, any employee or independent contractor employed or engaged by Buyer within the 24-month period immediately preceding the expiration of the Covered Period, or, (c) own any interest in, lease, operate, manage, perform services for, extend credit to or otherwise participate in (e.g., as a medical director, owner, lender, employee, officer, consultant or contractor) any urgent care, occupational care or walk-in medical business within a 25 mile radius of a Protected Center. The foregoing is not intended nor shall it be interpreted to prohibit any Seller Party from referring any patient for any goods or services to any health care center that in such Seller Party’s independent medical judgment is in the best interests of such patient.
3.Confidentiality. Seller Parties will hold and keep confidential all Confidential Information (as defined below) to which any Seller Party, at any time shall have become informed, and that Owner will not, directly or indirectly, disclose any Confidential Information to any person, firm, corporation or entity, or use the same, or permit the same to be disclosed or used. “Confidential Information” as used herein means proprietary information directly relating to Seller Parties or developed exclusively by Seller Parties or developed for the use of Seller Parties or the Business and may include, without limitation, the following types of information regarding Seller Parties or the Business existing as of the date hereof: corporate information, including business information, plans, strategies, tactics, or policies; marketing information, including strategies, tactics, methods, customer and patient lists, prospects, and market research data; financial data or forecasts; policies or procedures; know-how and ideas; operational information, including trade secrets; and technical information, including designs, drawings and specifications. Confidential Information is limited to that information which is not generally known to the public (other than as a result of unauthorized disclosure by Seller Parties) or within the industry in which Business is operated.
4.Non-Disparagement.     Seller Parties will not in any way, directly or indirectly, make any statements, written or verbal, that are defamatory, derogatory, or disparaging about, or that may adversely affect the Business, Buyer or its Affiliates, or any of their shareholders, officers, directors, members, owners, employees, personnel, agents or representatives (collectively, the “Buyer Entities”). This includes, but is not limited to, making such statements on any internet site, blog or social media page, including Facebook, Google Plus, Twitter, LinkedIn, or any other internet site, electronic medium, or any other forum or medium. This prohibition applies to statements made under false names, anonymously, or through third parties or other business entities. The terms “derogatory” or “disparaging” as used in this Agreement are intended by the parties to have the broadest possible meaning and are to include any utterances or writings by Seller Party or at any Seller Party’s instruction, whether or not such Seller Party believes or is of the opinion that such utterances or writings are correct or true, which could be reasonably regarded as tending to deprecate, discredit, demean, lower or diminish the regard or reputation of or otherwise adversely affect the Business or the Buyer Entities as a result.
5.Compliance.    Owner acknowledges that compliance by each Seller Party with the terms of this Agreement is necessary for Buyer to realize the benefits of its acquisition and protect and secure, among other things, among other things, (a) trade secrets of the Business; (b) valuable confidential and professional information of the Business; (c) relationships with existing patients; and (d) the goodwill associated with the Business and Purchased Assets purchased by Buyer under the Purchase Agreement. Further, Seller Parties acknowledge and agree that irreparable injury, for

EXHIBIT F

which the remedy at law would be inadequate, will result to Buyer in the event of a breach of this Agreement. Accordingly, Seller Parties agree that Buyer will be entitled, in addition to any other remedies and damages available, including reasonable attorney fees incurred in the enforcement of the covenants and restrictions contained in this Agreement, to an injunction to restrain the violation of the terms of this Agreement.
6.Reasonableness; Severability. Seller Parties acknowledge and agrees that the restrictions placed on Seller Parties and the rights and remedies conferred on Buyer are reasonable in time, scope, and territory and are fully required to protect the legitimate business interests of Buyer without a disproportionate detriment to Seller Parties. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable (i) such provision shall remain in force and effect to the maximum extent allowable, if any, and (ii) such judgment shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered, and (iii) and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby. If a court finds that any provision of this Agreement is invalid or unenforceable, but that modification of such provision will make it valid or enforceable, then such provision shall be deemed to be so modified.
7.Miscellaneous. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Georgia (without regard to the conflicts of laws principles thereof). This Agreement embodies the entire agreement and understanding between Buyer and Seller Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and relating to the subject matter hereof. Except as set forth in Section 6 of this Agreement, this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver, or discharge is sought to be enforced. All of the terms of this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto, the Buyer Entities and their respective successors and assigns. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

EXHIBIT F

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

BUYER:

ACSH URGENT CARE OF GEORGIA, LLC,
a Georgia limited liability company

By:
Name:    Matthew D. Thompson
Title:    Chief Financial Officer

SELLER PARTIES:

CorrectMed, LLC,
a Delaware limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED SCOTT, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED LOCUST GROVE, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

TRIAGE HOLDING, INC.,
a Georgia corporation

By:
Name:    Carlo A. Musso, M.D.
Title:    President

CARLO A. MUSSO, M.D.

Sign:
Print: Carlo A. Musso, M.D.

EXHIBIT G

CLOSING CERTIFICATE OF [PARTY1]
            [PARTY1] (“Party1”), hereby certifies, represents and warrants as of [CLOSING DATE] (the “Closing Date”) to [PARTY2] (“Party2”) as follows:
1.Each of the representations, warranties, covenants and agreements, which representations, warranties, covenants and agreements are incorporated herein as though set out in full herein, made by Party1 in that certain Asset Purchase Agreement dated as of April 30, 2014, by and among Party1 and Party2. (the “Purchase Agreement”) (a) were true and correct in all respects on and as of the effective date of the Purchase Agreement, and (b) are true, and correct in all respects, and not breached, as of the Closing Date.
2.Each covenant and obligation of Party1 to be performed prior to or at Closing pursuant to the Purchase Agreement has been performed and all conditions to Closing have been satisfied (unless expressly waived by Party2).
3.The undersigned acknowledges that this Closing Certificate is being delivered to Party2 pursuant to the Purchase Agreement and that Party2 will rely on this Closing Certificate in closing the transactions contemplated by the Purchase Agreement.

EXHIBIT G

IN WITNESS WHEREOF, this Closing Certificate has been executed by [Party 1] as of the Closing Date.

[PARTY 1]:

By:
Name:
Title:

EXHIBIT H

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (the “Agreement”), dated effective as of [CLOSING DATE], (the "Effective Date"), is by and between ACSH URGENT CARE OF GA, LLC, a Georgia limited liability company (“Buyer”), and CorrectMed, LLC, a Delaware limited liability company, CORRECTMED LOCUST GROVE, LLC, a Georgia limited liability company and CORRECTMED SCOTT, LLC, a Georgia limited liability company (collectively, “Sellers”), TRIAGE HOLDING, INC., a Georgia corporation (“Triage”) and CARLO A. MUSSO, M.D., an individual resident of the State of Georgia (“Owner”), and for the sole purpose of acknowledging this Agreement, [***], M.D., an individual resident of the State of Georgia (“Dr. [***]”). Triage, Owner and each of the Sellers are referred to herein, collectively, as the “Seller Parties.”
RECITALS:
A.Pursuant to that certain Asset Purchase Agreement dated as of [EFFECTIVE DATE] by and among Buyer and Seller Parties (the “Purchase Agreement”), Buyer purchased substantially all of the assets used or held for use in connection with the operation of the Business. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.A material portion of the Sellers’ revenue is derived from services rendered pursuant to contracts with Payors in which Dr. [***] is a party. To increase the likelihood that such contracts remain effective and enforceable throughout the term of this Agreement, Buyer and Seller Parties desire for Dr. [***] to acknowledge this Agreement.
C.As a condition to Buyer’s entering into the Purchase Agreement, Buyer required that Seller Parties, among other things, enter into this Agreement to avoid any post-Closing disruption to the Business.
NOW THEREFORE, in consideration of the Purchase Price paid to Seller Parties for the Purchased Assets, the covenants, warranties and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:
ARTICLE 1
OBLIGATIONS OF BUYER

1.1Services. Buyer shall perform all services relating to the general management and administration of the Business (the “Services”), including those relating to business planning, financial management, accounting and bookkeeping, administration, Patient Record maintenance, facilities management, and staffing and scheduling. The Services shall not include, and Buyer shall have no responsibility for, any clinical act required by law to be rendered by licensed healthcare professionals including the rendering of professional medical service to patients. Nothing in this Agreement shall be interpreted to permit Buyer or any employee or agent of Buyer to perform any act requiring licensure under applicable state law or to in any way influence the professional medical judgment of any Clinical Provider.

EXHIBIT H

1.2    Space, Equipment, Personnel and Other Infrastructure. Buyer shall furnish the space, equipment, personnel, the other infrastructure items set forth in this Section 1.2 below acquired or leased by Buyer pursuant to the Purchase Agreement, and such other items as Buyer and Seller Parties may mutually agree are reasonably necessary to operate the Business.
(a)Office Space and Utilities. Buyer shall lease, license, procure or otherwise arrange for the provision of medical office space (the “Office Space”) to be used, which shall initially be the Centers, in connection with the Business (and all utility services related thereto); provided that Buyer may move, relocate or close either of the Centers from time to time in its sole discretion.
(b)Equipment. Buyer shall furnish all medical equipment, office equipment, fixtures and furnishings reasonably necessary for the operation of the Business (collectively, the “Equipment”). Buyer at its sole cost and expense shall keep and maintain the Equipment in good order and repair, ordinary wear and tear excepted. Seller Parties shall provide prompt written notice to Buyer of any Equipment which may be in need of repair or replacement. The Equipment shall remain the sole property of Buyer, and Buyer shall be responsible for the payment of all personal property taxes, license fees, registration fees, assessments, charges, and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, sale, possession, or use of the Centers or the Equipment.
(c)Non-Clinical, Support Personnel. Buyer shall make available to Sellers each individual hired or engaged by Buyer in connection with the Transactions (which shall not include the Clinical Providers) (the “Support Personnel”). The Support Personnel shall be subject to Buyer’s instruction and control, and shall act in accordance with Buyer's policies, procedures and performance standards. Buyer shall be solely responsible for (i) scheduling of individual work hours for the Support Personnel, including with respect to overtime, weekends, holidays and vacations, and (ii) setting and paying the compensation and benefits of the Support Personnel (and withholding all applicable payroll taxes from such compensation and benefits).
1.3    Supplies. Buyer, upon consultation with Sellers, shall furnish all medical and office supplies reasonably necessary for the operation of the Business (“Supplies”).
1.4    Right to Subcontract. Buyer, without the consent of any Seller Party, may subcontract with one or more persons or entities, including any Affiliates of Buyer, to perform all or any portion of Buyer’s obligations in this Agreement.
1.5    Buyer’s Insurance. Buyer shall obtain and maintain appropriate general liability insurance covering the Purchased Assets and all non-clinical aspects of the Business.

ARTICLE 2
OBLIGATIONS OF SELLER PARTIES

2.1Clinical Services. Seller Parties shall be solely responsible for all aspects of the diagnostic, therapeutic, and all other healthcare services required by law to be rendered by licensed healthcare professionals at the Centers.
2.2    Transition Services. Each Seller Party shall diligently perform all services reasonably requested by Buyer to transition the non-clinical aspects of the Business to Buyer (avoiding to the extent possible, any disruption or interruption to the Business). Such services will include introducing Buyer, at Buyer’s request, to all vendors, suppliers, employer clients, and other parties with which Seller Parties maintain commercial relationships in connection with the Business. The consideration payable to Seller Parties pursuant to this Agreement shall be the sole consideration

EXHIBIT H

for the services rendered by any Seller Party during the term of this Agreement.
2.3    Vendor Contracts. Seller Parties shall continue to perform under all contracts and agreements existing as of the Effective Date, including those set forth on Schedule 2.3 to this Agreement. Notwithstanding the foregoing, Buyer, at its sole discretion, may at any time during the Term, require that Seller Parties terminate any or all of such contracts unless such termination would result in Seller Parties’ material breach of any such contract.
2.4    Election of Officers. Sellers shall take all necessary action to cause a designee of Buyer to be elected as an officer of each Seller. In their capacity as officers, such designees shall have the power and authority to execute contracts and engage in all other activities related to the Business on behalf of Seller Parties in accordance with this Agreement.
2.5    Licensure. Seller Parties shall maintain and timely update, as necessary, all federal, state and local licenses, registrations, permits and all other regulatory authorizations necessary or appropriate to perform Seller Parties’ obligations under this Agreement.
2.6    Clinical Provider Employment. Except as Buyer may agree in writing, Seller Parties shall continue to employ and contract directly with all Clinical Providers named on the Retained Worker List on terms consistent in all respects with those existing immediately prior to the Effective Date. Seller Parties shall perform all employee record keeping, payroll accounting, including social security and other payroll tax reporting and insurance for the Clinical Providers. Notwithstanding the foregoing, Seller Parties acknowledge that (i) each Clinical Provider has entered into a written employment agreement with Buyer, which shall become effective immediately upon the termination of this Agreement, and (ii) such contract right is a valuable asset of Buyer, the interference with which will cause significant financial loss to Buyer; and (iii) each Seller Party is a party to a Noncompetition and Confidentiality Agreement with Buyer prohibiting the solicitation of any Clinical Provider for employment or engagement as an independent contractor.
2.7    Clinical Providers
(a)Staffing. Seller Parties shall provide a sufficient number of Clinical Providers during the Centers' regular business hours (as determined from time to time by Buyer upon consultation with Sellers) to meet the overall patient demands without causing any increase in patient wait times at the Centers.
(b)Physician Qualifications. Seller Parties shall make reasonable efforts to ensure that each physician among the Clinical Providers at all times during the term of this Agreement meets the following criteria: (i) is qualified and duly licensed to practice medicine in the State of Georgia; (ii) holds participating provider status in the Medicare program; (iii) possesses customary narcotics and controlled substances numbers and licenses as required by all federal, state and local laws and regulations to prescribe, dispense and administer narcotics of a like nature to those prescribed, dispensed and administered at the Centers prior to the Effective Date; (iv) complies with applicable state medical licensing requirements pertaining to continuing medical education; (v) complies with any other reasonable requirements as set forth in Buyer’s policies and procedures, rules and regulations and made known to Seller Parties; and (vi) is appropriately credentialed and authorized to seek reimbursement under the Payor Contracts for services rendered.
(c)Clinical Provider Representations. Seller Parties represent and warrant that: (i) no Clinical Provider has ever had his or her license to provide professional healthcare services in any state suspended, revoked or restricted; (ii) no Seller Party or Clinical Provider has ever been reprimanded, sanctioned or disciplined by any licensing board or state or local medical society or

EXHIBIT H

specialty board; (iii) no Seller Party or Clinical Provider has ever been excluded from participation in, or sanctioned by, any state or federal health care program, including Medicare or Medicaid; and (iv) no Clinical Provider has ever been denied membership or reappointment of membership on the medical staff of any hospital and no hospital medical staff membership or clinical privileges of any Clinical Provider have ever been suspended, curtailed or revoked for a medical disciplinary cause or reason. Seller Parties shall promptly notify Buyer upon the occurrence of any event or omission that reasonably could be anticipated to lead to any of the foregoing representations becoming untrue or incorrect.
(d)Medical Reports. Seller Parties shall cause the Clinical Providers to timely produce, review and sign a complete written medical report for each patient receiving services at the Centers sufficient to entitle Seller Parties to file complete claims for payment for the services rendered.
(e)Payor Contracts. Seller Parties shall maintain, and shall cause Dr. [***] to maintain, all contracts with Payors that are in effect as of the Effective Date.
2.8    Actions Requiring Buyer’s Consent. Notwithstanding anything herein to the contrary, Seller Parties shall not perform or commit to perform any of the following actions without the prior written consent of Buyer:
(a)the issuance, redemption, reclassification, recapitalization, transfer, exchange, merger, consolidation, or the consummation of any other action affecting or involving the ownership interests in Sellers or of any security convertible into units of ownership interests in Sellers;
(b)the employment, engagement, or termination of the service relationship of any existing or new Clinical Provider;
(c)the grant, payment, or promise to pay any bonus or increase in the salary or rate of pay of any Service Provider except for normal annual increases consistent as to timing and amount with past practice;
(d)the distribution of any cash, property or assets of Sellers to Triage, Owner or to or to any other party on account of any outstanding securities of Sellers or any other Seller Party;
(e)the sale, assignment, pledge, lease, exchange, transfer or other disposition of Sellers’ assets or the Purchased Assets, including without limitation a mortgage or other grant of a security interest or lien on any of Sellers’ assets or the Purchased Assets;
(f)the consummation of any transaction (including the incurrence of indebtedness) or any series of related transactions, or the entering into of any contract, involving aggregate consideration in excess of $1,000;
(g)the amendment to the organizational documents of Sellers except as may be required in the Purchase Agreement prior to or at Closing;
(h)the dissolution or liquidation of Seller Parties; or
(i)the extension of any credit or the creation of any indebtedness to or from any Clinical Provider.
2.9    Insurance. Seller Parties shall maintain professional liability insurance for all Clinical Providers (individually or on a full-time equivalency, “slot” basis) covering the professional services rendered at the Centers at policy limits of not less than $1,000,000 for each occurrence and $3,000,000 in the annual aggregate (“Malpractice Insurance”). Upon termination of this Agreement, Seller Parties shall either (a) purchase an extended reporting policy covering claims

EXHIBIT H

that relate to the professional services provided by the Clinical Providers prior to the termination of this Agreement (“tail policy”) at policy limits of not less than $1,000,000 for each occurrence and $3,000,000 in the annual aggregate, or (b) otherwise adequately provide and carry professional malpractice liability insurance covering claims relating to the professional services rendered prior to the termination of this Agreement. Seller Parties further agree to provide, at the request of Buyer, evidence of such coverage reasonably satisfactory to Buyer, and to notify Buyer immediately in writing of the cancellation, modification or termination of such insurance coverage. This Section 2.9 shall survive the termination of this Agreement.

ARTICLE 2
FINANCIAL MATTERS

3.1Billing and Collection. Buyer, on behalf of Sellers (and indirectly, Dr. [***]), shall exercise reasonable efforts to bill and collect, or arrange for a third party to bill and collect, in a timely manner all professional and other fees attributable to services rendered or goods sold (including the Pharmaceutical Inventory) in the operation of the Business prior to the Effective Date (the “Pre-Closing Receivables”) and during the term of this Agreement (the “Post-Closing Receivables” and together with the Pre-Closing Receivables, collectively, the “Accounts Receivable”). In connection therewith, Seller Parties hereby appoint Buyer (or its designee) as Seller Parties’ exclusive, true and lawful agent, and Buyer hereby accepts such appointment, for the purposes of billing and collecting the Accounts Receivable.
3.2    Accounts Receivable. To the extent permitted by applicable law, Seller Parties shall take all necessary action to instruct the financial institutions in which proceeds from the Accounts Receivable are deposited (and shall take no action to limit or discontinue such instructions), to sweep all funds in such account or accounts, on a daily basis, to an account designated in writing by Buyer. On a monthly basis and at such times as Buyer may reasonably request, Seller Parties shall furnish to Buyer an account statement evidencing all deposits and withdrawals made from such accounts during the applicable period. Furthermore, to the extent permitted by applicable law, Seller Parties shall cause any proceeds from the Accounts Receivable (a) delivered directly to Seller Parties, (b) deposited into any bank account or lockbox not subject to the preceding instructions, or (c) collected for or on behalf of Seller Parties by any third party during or after the term of this Agreement to be promptly turned over to Buyer, and in any case within three days of receipt.
3.3    Application of Payments. As set forth in the Purchase Agreement, Pre-Closing Receivables shall be the sole and exclusive property of Buyer, and shall not be applied pursuant to this Section 3.3. Buyer shall apply all funds received on account of the Post-Closing Receivables in the following order:
(a)First, to pay any refunds, rebates, recoupments, offsets, overpayments, credit balances, returned checks, allowable discounts, contractual adjustments and any other necessary or appropriate amounts due to patients or Payors relating to or arising from the rendering or failure to render healthcare services during the term of this Agreement, and only to the extent such costs and expenses are not Retained Liabilities.
(b)Second, to pay all costs and expenses relating to the employment or engagement of the Clinical Providers, including the salary, bonus, benefits, payroll taxes, including

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malpractice insurance premiums payable to or on account of the Clinical Providers, but only to the extent such costs and expenses are not Retained Liabilities.
(c)Third, to reimburse Buyer for all costs and expenses incurred after the Effective Date relating either to the Clinical Providers or the performance of healthcare services by the Clinical Providers at the Centers (but only to the extent such costs and expenses are not Retained Liabilities), including payment for all taxes, assessments, and licensing fees; Pharmaceutical Inventory; locum tenems costs; continuing medical education fees; costs incurred in connection with the Patient Records; the amount due and payable relating to any Advance (as defined in Section 3.4); costs to obtain and maintain in good standing, business and professional licenses, certificates and other necessary documentation to operate the clinical aspects of the Business in a manner consistent with past practices; all other operating expenses incurred in the clinical operation of the Business including those for or relating to electronic medical records, radiology overreads, and medical waste disposal.
(d)Fourth, to a flat monthly office space license fee payable to Buyer (the “Office Space License Fee”), the cost of which shall be consistent with fair market value for the Office Space and as set forth on monthly invoices substantially in the form of Exhibit A attached hereto (the “Monthly Invoice”).
(e)Fifth, to a flat, monthly furniture, furnishings and equipment rental fee payable to Buyer (the “Equipment Rental Fee”) in an amount consistent with fair market value for the Equipment and as set forth on the Monthly Invoice. Seller Parties shall also pay any applicable taxes and other related amounts due in connection with the Equipment Rental Fee.
(f)Sixth, to the extent funds are available after application of subsections (a) through (e) above, to reimburse Buyer to the extent not already reimbursed pursuant to the provisions of Section 3.3 above for all direct and indirect costs and expenses incurred by Buyer in carrying out its obligations under this Agreement (in each case on an accrual basis), including all direct expenses, insurance premiums (other than the malpractice premiums), supply expenses, equipment purchase and lease expenses, leasehold improvement expenses, utilities, cable/internet related expenses, software expenses and services, medical waste disposal expenses, compensation for the Support Personnel, a reasonable allocation of Buyer’s executive management expense and other central overhead costs, security expenses, auditing and tax preparation fees and professional advisor fees, such as accountants and attorneys, and any working capital or additional loans and any other taxes, assessments, costs, fees and expenses incurred by Buyer (collectively, the “Buyer’s Expenses”).
(g)Seventh, to the extent funds are available after application of subsections (a) through (f) above, to pay Buyer a monthly management fee (the “Management Fee”) in an amount equal to the lesser of (i) the Flat Fee (as defined below) or (ii) an amount equal to Sellers’ Net Income (as defined below) for the applicable month. The Management Fee shall be paid on a monthly basis within 30 days after the end of each calendar month. Buyer shall send in writing, electronically or otherwise the Monthly Invoices to Seller Parties. The parties agree that the Management Fee is fair and equitable, commercially reasonable and consistent with fair market value in exchange for the Services. For purposes of this Agreement, the “Flat Fee” shall equal $________ and the term “Sellers’ Net Income” means all revenues generated by the Business (on an accrual basis) during the applicable month for which the Management Fee is owed less refunds, rebates, recoupments, offsets, overpayments, credit balances, returned checks, allowable discounts, contractual adjustments and any other necessary or appropriate adjustments due to patients or Payors

EXHIBIT H

and, for purposes of this Agreement, less the total payments and expenses actually paid by Seller Parties pursuant to Sections 3.3(a) through (f) above during such month.
4.1Deficit Funding. If at any time during the term of this Agreement, the proceeds from the Post-Closing Receivables are insufficient to satisfy Seller Parties’ payment or reimbursement obligations in this Agreement, Buyer shall advance the Practice an amount equal to such deficit (each, an “Advance”). Each Advance shall be repaid pursuant to Section 3.3(c) of this Agreement unless mutually agreed by the parties.
5.1Security Agreement. To the extent permitted by applicable law, Seller Parties hereby grant to Buyer a security interest in all revenues, Accounts Receivable, contract rights and general intangibles of Seller Parties to secure all indebtedness and obligations of Seller Parties to Buyer arising under or in connection with this Agreement. Seller Parties shall execute all documents and instruments necessary to evidence and perfect the foregoing security interest promptly upon presentment of such documents or instruments by Buyer.
ARTICLE 1
ARTICLE 2STANDARDS OF PRACTICE AND COMPLIANCE WITH LAW
1.1Standards of Practice. Seller Parties shall operate and conduct all aspects of the Business for which it has responsibility in accordance with applicable law and professional and ethical standards. Seller Parties shall act in a manner consistent with past practice to cause each Clinical Provider to: (a) interact in a courteous, positive and constructive manner with patients and the Support Personnel; (b) conduct all activities at the Center in compliance with applicable laws and regulations; (c) promote high standards of quality of care, business ethics and integrity; (d) maintain the confidentiality of patient information and protect confidential and proprietary information of Buyer; (e) conduct activities and relationships with others so as to avoid conflicts of interest, in appearance or fact; (f) conduct business transactions with suppliers, contractors, vendors and other third parties at arms-length and free from offers or solicitation of gifts and favors, or other improper inducements; and (g) exercise responsible and reasonable stewardship to preserve and protect the assets and commercial relationships of the Business and make productive and effective use of the resources located at the Center.
2.1Patient Privacy. Buyer, as a business associate of Sellers, agrees to comply to the extent applicable with all applicable federal, state and local privacy and security laws, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and all implementing regulations issued pursuant thereto, as may be amended from time to time (45 CFR Parts 160-164). Buyer shall comply with the HIPAA Business Associate Addendum attached hereto as Exhibit B and incorporated herein by reference.
3.1Compliance with Health Care Fraud and Abuse Laws. Neither Seller Parties nor Buyer, to the extent applicable, shall engage in any activity prohibited by any federal, state or local law or regulation relating to the referral or brokering of patients, including without limitation anti-kickback and self-referral prohibitions and limitations, as the same now exist or as they may be subsequently amended or revised.
4.1No Referrals Required. Buyer shall neither have nor exercise any control or direction over the number, type, or recipient of patient referrals and nothing in this Agreement shall be construed as directing or influencing such referrals. Nothing in this Agreement is to be construed to restrict the professional judgment of the Sellers or any Clinical Provider to use or to refer a patient to any medical practice or facility where necessary or desirable in order to provide proper and

EXHIBIT H

appropriate treatment or care to a patient or to comply with the wishes of the patient. No part of this Agreement is intended to induce, encourage, solicit, compensate for (either directly or indirectly, on either an in-cash or in-kind basis) or reimburse for referrals of any patients or business, including any patient or business funded in whole or in part by federal or state government programs (i.e., Medicare, Medicaid, TRICARE, etc.). The parties acknowledge that there is no requirement under this Agreement or any other agreement between the parties that any party refer patients or other business to another party or any of their respective Affiliates. No payment made under this Agreement shall be in return for the referral of patients or business, including those paid in whole or in part by federal or state health care programs.
5.1Patient Records. The parties acknowledge that all Patient
6.1Records were purchased by Buyer pursuant to the Purchase Agreement, and that upon compliance with all applicable rules and regulations pertaining to transfer, such records shall be transferred to the person identified by Buyer in accordance with the terms of the Purchase Agreement. The parties shall cooperate in good faith to (a) satisfy such rules and regulations as promptly as possible after the Effective Date, and (b) cause the ordinary and efficient transfer of the Patient Records. Subject to applicable patient privacy laws, Buyer shall permit Seller Parties to review and copy during and after the termination of this Agreement, at Seller Parties’ sole cost and expense, the Patient Records created prior to the termination of this Agreement, but only (a) during regular business hours, (b) upon reasonable prior written notice, and (c) to defend any lawsuit or in connection with any governmental investigation. Seller Parties acknowledge that any patient information reviewed or copied by Seller Parties shall be regarded as confidential, and shall be subject to the protections afforded in Article 6 below.
7.1Discrimination. Seller Parties shall not differentiate or discriminate in the provision of medical services to patients due to race, color, nation origin, ancestry, religion, sex, marital status, sexual orientation, age, or any other characteristics in violation of any applicable state, federal or local law, or the rules and regulations of Buyer, with respect to such matters.
8.1State Law Compliance. The parties have made all reasonable efforts to ensure that this Agreement complies with the prohibitions against corporate practice of medicine and the splitting of medical fees with non-licensed persons in the State of Georgia. The parties acknowledge that such laws may change, be amended, or a different interpretation of such laws may become applicable and the parties intend to comply with such laws in the event of such occurrences. Notwithstanding anything in this Agreement to the contrary, Seller Parties and the Clinical Providers shall have the exclusive authority and control over all aspects of the Business constituting the practice of medicine, while Buyer shall have the sole authority to manage all other aspects of the Business. Buyer shall not direct, control, attempt to control, influence, restrict or interfere with Sellers or any of the Clinical Providers exercise of independent clinical, medical or professional judgment in providing healthcare or medical related services.
ARTICLE 3
ARTICLE 4TERM AND TERMINATION
1.1Term. The term of this Agreement (the “Term”) shall commence the Effective Date and shall continue until the occurrence of an event of termination described in Section 5.2 below. The Term may be extended by a written agreement signed by both parties.
2.1Termination. This Agreement shall terminate as follows:
(a)Mutual Consent. This Agreement may be terminated at any time upon the

EXHIBIT H

mutual consent of the parties.
(b)Buyer Termination. Buyer may terminate this Agreement at any time by delivery of written notice of its intent to terminate to Seller Parties.
(c)Dissolution or Bankruptcy. This Agreement shall terminate automatically if Buyer or any Seller Party is dissolved or any of the Sellers applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy which is not dismissed within 90 days, is adjudicated bankrupt, makes a general assignment for the benefit of its creditors, files a petition or answer seeking reorganization or arrangement with its creditors which filing is not dismissed within 90 days, or admits in writing its inability to pay its debts when due.
(d)Completion of Transition. This Agreement shall terminate automatically upon the delivery of written confirmation by Buyer to Seller Parties of the successful completion of each of the following:
(i)Buyer’s entry into contracts (each, a “Payor Contract”) under Buyer’s taxpayer identification number with governmental and commercial payors (collectively, the “Payors”) that (A) collectively comprise at least 90% of all Sellers’ Collections (as defined below) in the 12-month period ending on the Effective Date and (B) provide for financial reimbursement at payment rates comparable to or better than those the applicable Seller Party is entitled to receive under such Seller Party’s contract with such Payor. The term “Sellers’ Collections” shall mean all cash collections of Seller Parties attributable to professional medical and other healthcare services rendered in the operation of the Business, but excluding all amounts received (X) directly from a patient, (Y) on account of goods sold to a patient, and (Z) from an employer for services rendered to its employee. A list of the Payors that made payments comprising Sellers’ Collections, and the amount of Sellers’ Collections attributable to each Payor shall be set forth on Schedule 5.2(d);
(ii)Each Clinical Provider named in the Retained Worker List who accepted employment with or engagement by Buyer is appropriately credentialed (to the extent necessary) under each Payor Contract and is authorized to bill for services rendered thereunder; and
(iii)Buyer has obtained all permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority it determines, in its sole discretion, to be necessary to independently operate the Business.
3.1Effect of Termination. Upon termination of this Agreement, neither party shall have any further obligations under this Agreement, except that: (a) the parties’ obligations accruing prior to the date of termination shall survive the expiration or termination of this Agreement; (b) a final expense reconciliation shall be performed and agreed upon as promptly as possible after the termination; and (c) the parties’ obligations and covenants set forth in this Agreement that expressly continue beyond the term of this Agreement (including Seller Parties obligation to turn over proceeds received on account of Accounts Receivable) shall survive the expiration or termination of this Agreement, including, the obligations and covenants set forth in this Article 5. Upon Buyer’s request, and subject to any written agreement to the contrary, Seller Parties’ license to occupy the Centers shall terminate and Seller Parties shall immediately vacate the Centers.
ARTICLE 5
ARTICLE 6MISCELLANEOUS

EXHIBIT H

1.1Buyer’s Confidential Information. Seller Parties acknowledge that during the course of their relationship with Buyer, Seller Parties may become acquainted with certain of Buyer’s Confidential Information (as defined below). In recognition of the foregoing and in addition to any other requirements of confidentiality under applicable law, Seller Parties hereby agree to hold all Buyer’s Confidential Information in strict confidence during the term of this Agreement and for an additional five (5) years thereafter, by using the same degree of care, but in no event less than a reasonable standard of care, as Seller Parties use with respect to their own information of like importance, and shall use Buyer’s Confidential Information solely in their performance under the terms of this Agreement. For purposes of this Agreement, “Buyer’s Confidential Information” shall mean any and all information, know-how and data, technical or non-technical, whether written, oral, electronic, digital, graphic or otherwise of Buyer that is reasonably considered or treated as confidential and proprietary, and shall include, all business methods; facilities and locations; billing policies, procedures, processes and records; any records, memoranda and correspondences dealing with the Business; financial, pricing and operational information, including all insurance records; internal memoranda, emails or correspondence; form agreements, checklists or compliance materials; contracts or agreements executed by or on behalf of Buyer with any person or entity; information regarding business relationships with any third party; suppliers, marketing, and other information, all relating to or useful in the Business and which have not been disclosed to the general public; this Agreement and any agreements contemplated hereby; operational and business systems, policies and procedures; business strategies; business opportunities; customer and patient lists and information; research and technical information; outcomes and related data; and intellectual property, know-how and trade secrets.
2.1Trade Secrets; Exclusive Property of Buyer; Return of Documents; Survivability. Seller Parties agree and acknowledge that the Buyer’s Confidential Information, as such may exist from time to time, constitutes valuable, confidential, special and unique assets of Buyer. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting Buyer’s rights under applicable law to protect its trade secrets and Buyer’s Confidential Information. The documents relating to the business of Buyer, including all of Buyer’s Confidential Information, are and shall remain the exclusive property of Buyer. Seller Parties shall return all such documents (including any copies thereof) to Buyer immediately upon the termination of this Agreement. Each Seller Party understands and agrees that its obligations and duties under this Article 6 shall survive the termination (for any reason) of this Agreement.
3.1Remedies. Seller Parties agree that a breach of this Article 6 by Seller Parties, their Affiliates and/or any of their officers, directors, governors, owners, employees, agents or representatives would cause irreparable damage and harm that could not be compensated for by monetary damages. Accordingly, in the event of the breach or imminently threatened breach of this Article 6, Buyer, in addition to and not in limitation of its right to receive monetary damages or pursue other rights and remedies available under this Agreement or at law or in equity, shall be entitled to injunctive relief from a court of competent jurisdiction, without requirement of posting of bond or other surety or showing actual damages
4.1Dispute Resolution. Except for equitable remedies, upon any disagreement, dispute or claim arising out of or relating to this Agreement (each, a “Dispute”), either party may deliver written notice (the “Dispute Notice”) to the other describing the nature of the Dispute. Promptly following the delivery of the Dispute Notice, the parties shall meet and confer in good faith and use their reasonable best efforts to reach an agreement for the resolution of the Dispute. If the

EXHIBIT H

parties are unable to resolve the Dispute within 30 days after delivery of the Dispute Notice, the Dispute shall be resolved by binding arbitration before one arbitrator pursuant to the then-applicable rules of the American Health Lawyers Association. Arbitration proceedings shall be held in Dallas, Texas. The parties may, if they are able to do so, agree upon the arbitrator; otherwise, an arbitrator shall be selected in accordance with the American Health Lawyers Association Alternate Dispute Resolution Services Rules of Procedure for Arbitration. No one shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either party or its Affiliates. Each party shall pay its own expenses of arbitration and one-half of the expenses of the arbitrator. If any position by any party under this Agreement, or any defense or objection to such position, is deemed by the arbitrator to have been unreasonable, the arbitrator shall assess, as part of the award against the unreasonable party, or reduce the award to the unreasonable party, all or part of the arbitration expenses (including reasonable attorneys’ fees) of the other party and of the arbitrator with respect to such unreasonable position.
5.1Responsibility For Own Acts; Cooperation By Parties In Defense. Each party shall be responsible for its own acts or omissions in any and all claims, liabilities, injuries, suits, demands and expenses of all kinds which may result or arise out of any alleged malfeasances or neglect caused by or alleged to have been caused by either party, its employees or representatives, in the performance or omission of any act or responsibility of either party in this Agreement. In the event a claim is made against both parties, it is the intent of both parties to reasonably cooperate in the defense of such claim and to cause their insurers to do the same. However, both parties shall have the right to take any actions they believe necessary to protect their own interests. This duty of each party to be responsible for its own acts is intended to be in addition to any common law rights to contribution or indemnification existing under applicable law which one party may have against the other.
6.1Independent Contractors. Seller Parties and Buyer are independent contractors, and as such they shall remain professionally and economically independent of the other. Buyer and Seller Parties are not, and shall not be deemed to be, joint venturers, partners, employees or agents of each other. Except as set forth herein or with the other party’s written consent, the parties shall have no authority to bind the other; and then only insofar as such authority is conferred herein or by such express written consent. None of the parties nor any of their Affiliates, employees or agents shall have any claim under this Agreement or otherwise against any other party to this Agreement for workers’ compensation, unemployment compensation, vacation pay, sick leave, retirement benefits, Social Security benefits, disability insurance benefits, unemployment insurance benefits, or any other employee benefits solely by reason of this Agreement. None of the parties shall withhold, on behalf of any other party or any of its employees, any sums for income tax, unemployment insurance, Social Security or any other purposes.
7.1Notices. All notices, demands, requests, consents, reports, approvals or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be mailed in the manner set forth in the Purchase Agreement unless a different delivery or transmission method is expressly set forth for the particular communication in this Agreement.
8.1Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no party hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other

EXHIBIT H

party, except that Buyer may assign any of its rights or delegate any of its duties under this Agreement to any Affiliate of Buyer.
9.1Governing Law. This Agreement, the rights and obligations hereunder, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Georgia.
10.1Construction. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time may be amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
11.1Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Agreement.
12.1Amendment. This Agreement may not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto.
13.1Entire Agreement. This Agreement, and the agreements, instruments and documents specifically executed or given in connection with this Agreement, constitute the entire agreement between the parties with respect to the subject matters described herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. Notwithstanding the foregoing, if and to the extent any term or condition of this Agreement conflicts or is inconsistent with any terms or conditions of the Purchase Agreement, then the terms and conditions of the Purchase Agreement shall control.
14.1Headings. Article headings and captions contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
15.1Waiver. Any waiver of any term, covenant or condition of this Agreement by any party shall not be effective unless set forth in a writing signed by the party granting such waiver, and in no event shall any such waiver be deemed to be a continuing waiver or a waiver of any other term, covenant or condition of this Agreement.
16.1Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Signatures sent by facsimile or electronic transmission shall be deemed to be originals for all purposes of this Agreement.
17.1Additional Documents. Each party agrees to execute any document or documents that may be requested from time to time by the other parties to implement or complete such party’s or parties’ obligations pursuant to this Agreement and to otherwise cooperate fully with such other party in connection with the performance of such party’s or parties’ obligations under this Agreement.

EXHIBIT H

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.
BUYER:

ACSH URGENT CARE OF GEORGIA, LLC,
a Georgia limited liability company

By:
Name:    Matthew D. Thompson
Title:    Chief Financial Officer

SELLER PARTIES:

CorrectMed, LLC,
a Delaware limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED SCOTT, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

CORRECTMED LOCUST GROVE, LLC,
a Georgia limited liability company

By:
Name:    Carlo A. Musso, M.D.
Title:    Authorized Representative

TRIAGE HOLDING, INC.,
a Georgia corporation

By:
Name:    Carlo A. Musso, M.D.
Title:    President

EXHIBIT H

CARLO A. MUSSO, M.D.,

Sign:
Print: Carlo A. Musso, M.D.

For the sole purpose of acknowledging this Agreement:

Sign:
Print: [***], M.D.